COOPER TIRE & RUBBER COMPANY
                       ----------------------------

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                  ----------------------------------------

TO THE STOCKHOLDERS:

      Notice is hereby given that the Annual Meeting of Stockholders of Cooper Tire & Rubber Company will be held at Urbanski's, 1500 Manor Hill Road, Findlay, Ohio on Tuesday, May 5, 1998, at 10:00 a.m. Eastern Daylight Time for the following purposes:

(1)  To elect three (3) Directors of the Company.

(2) To approve and adopt the Cooper Tire & Rubber Company 1998 Incentive Compensation Plan, and to reserve for issuance under such plan up to 4,000,000 shares of the Company's Common Stock. The stockholders will also be approving each of the performance goals under the plan, pursuant to which the incentive compensation will be paid. As of the date of stockholder approval, the Cooper Tire & Rubber Company 1998 Incentive Compensation Plan will replace the Cooper Tire & Rubber Company 1996 Stock Option Plan.

(3) To approve and adopt the Cooper Tire & Rubber Company 1998 Employee Stock Option Plan, and to reserve for issuance under such plan up to 1,200,000 shares of the Company's Common Stock.

(4) To approve and adopt the Cooper Tire & Rubber Company 1998 Non-Employee Directors Compensation Deferral Plan, and to reserve for issuance under such plan up to 200,000 shares of the Company's Common Stock.

(5)  To consider a stockholder proposal.

(6) To transact such other business as may properly come before the meeting or any adjournment thereof.

      Only holders of Common Stock of record at the close of business on March 9, 1998, are entitled to notice and to vote at the Annual Meeting.


                                      BY ORDER OF THE BOARD OF DIRECTORS
                                                          Stan C. Kaiman
                                                               Secretary

Findlay, Ohio
March 24, 1998

      Please mark, date and sign the enclosed proxy and return it promptly in the enclosed addressed envelope, which requires no postage. If you are present and vote in person at the meeting, the proxy will not be used.

                    COOPER TIRE & RUBBER COMPANY
             Lima & Western Avenues, Findlay, Ohio 45840
                          March 24, 1998
                          ---------------
                          PROXY STATEMENT
                          ---------------
                        GENERAL INFORMATION

      This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Cooper Tire & Rubber Company (the "Company") to be used at the Annual Meeting of the stockholders of the Company to be held on May 5, 1998, at 10:00 a.m. Eastern Daylight Time at Urbanski's, 1500 Manor Hill Road, Findlay, Ohio. If the enclosed form of proxy is properly executed and returned, it will be voted in accordance therewith. Abstentions and broker nonvotes are voted neither "for" nor "against", but are counted in the determination of a quorum. Any proxy may be revoked at any time, to the extent that it has not been exercised, by written notice to the Company prior to the meeting, or by execution of a new proxy or by voting by ballot at the meeting.

      Only stockholders of record on March 9, 1998, will be entitled to vote at the Annual Meeting, and each will be entitled to one vote for each share so held. As of March 9, 1998, there were 78,762,408 shares of the Company's Common Stock outstanding. Holders of a majority of the stock of the Company issued and outstanding and entitled to vote must be present or represented by proxy at the Annual Meeting to form a quorum for the transaction of business thereat.

      The matters anticipated to be voted upon by stockholders at the meeting are election of three (3) Directors (Agenda Item 1), approval and adoption of the 1998 Incentive Compensation Plan (Agenda Item 2), approval and adoption of the 1998 Employee Stock Option Plan (Agenda
Item 3), approval and adoption of the 1998 Non-Employee Directors Compensation Deferral Plan (Agenda Item 4), and consideration of a stockholder proposal (Agenda Item 5). For Agenda items 2 through 5, the affirmative vote of the majority of shares represented in person or by proxy at the meeting and entitled to vote on the subject matter will constitute stockholder approval. Directors will be elected by a plurality of the votes of the shares represented in person or by proxy at the meeting and entitled to vote on the subject matter.


                            Agenda Item 1
                        ELECTION OF DIRECTORS

      The Bylaws of the Company provide for the Board of Directors to be divided into three classes as nearly equal in number as the total number of Directors constituting the entire Board permits, with the term of office of one class expiring each year. By vote of a majority, the Board of Directors has the authority to fix the number of Directors constituting the entire Board at not less than six (6) nor more than twelve (12) individuals, and the number is currently set at ten (10). Three Directors are to be elected to the class having terms expiring this year and shall serve for a three-year term expiring in 2001 and until their respective successors are elected and qualified. In February of 1998, Allan H. Meltzer retired from the Board, having served since 1983.
(continued)

      Unless otherwise specified, the persons named as proxies in the enclosed form of proxy intend to vote for the nominees hereinafter indicated. Although the Board of Directors does not contemplate that any such nominee shall be unavailable for election, if a vacancy in the slate of nominees should be occasioned by death or other unexpected occurrence, it is presently intended that the proxies shall be voted for such other person as the Board of Directors may recommend.

      Each of the nominees to be elected at the Annual Meeting, other than Byron O. Pond, has been serving as a Director and has previously been elected by vote of the stockholders. Mr. Pond has not been serving as a Director of the Company; he has been nominated to fill the vacancy created by Dr. Meltzer's retirement. A brief statement of the background of each nominee and each Director who is not a nominee is set forth on the following pages, including for each the period of service as a Director of the Company and the expiration date of the term as a Director.

                          NOMINEES FOR DIRECTOR
                          ---------------------
ARTHUR H. ARONSON                             Executive Vice President,
(PHOTOGRAPH)                             Allegheny Teledyne Incorporated

      Mr. Aronson, age 62, joined Allegheny Ludlum Corporation in 1988 as Executive Vice President and was elected as a director in 1990. Mr. Aronson was elected President and Chief Executive Officer in 1994, and in 1996 was named to his present position with the successor corporation, Allegheny Teledyne Incorporated, where he also serves as President of the Metals Segment. Prior experience includes service as President and Chief Operating Officer of Lukens Steel and as Chief Executive Officer of Cold Metal Products. He is a director of Allegheny Teledyne Incorporated and a trustee of Carnegie Mellon University. Mr. Aronson has a Ph.D. degree in Metallurgy from Rensselaer Polytechnic Institute and a B.S. degree in Metallurgy from M.I.T.

            Director Since                 1995
            Nominee for Term to Expire     2001


BYRON O. POND                      Chairman and Chief Executive Officer,
(PHOTOGRAPH)                                      Arvin Industries, Inc.

      Mr. Pond, age 61, was elected to his current position at Arvin Industries, Inc. in 1996. He joined Arvin in 1986 with the acquisition of Maremont Corporation where he served as Chairman, President and Chief Executive Officer. He was appointed Executive Vice President and a Director of Arvin in 1990 and was elected President and Chief Operating Officer in 1991. Mr. Pond became Arvin's President and Chief Executive Officer in 1993. Arvin is a worldwide manufacturer of automotive exhaust systems and ride control products for both original equipment and replacement markets. Mr. Pond holds a B.S. degree in Business Administration from Wayne State University.

            Nominee for Term to Expire     2001




(continued)

J. ALEC REINHARDT                               Executive Vice President
(PHOTOGRAPH)                                 and Chief Financial Officer

      Mr. Reinhardt, age 56, was elected Executive Vice President of the Company in 1991, having served as Chief Financial Officer since 1983 and as Vice President since 1982. He served as Secretary from 1977 to 1986 and as General Counsel from 1976 to 1983. Prior to joining the Company in 1976, he had been Secretary and Assistant General Counsel of White Motor Corporation. Mr. Reinhardt is a graduate of the University of Cincinnati with a B.S.E.E. degree and has earned M.B.A. and J.D. degrees from the Ohio State University. He is a director of the Fifth Third Bank of Northwestern Ohio, N.A.

               Director Since                 1983
               Nominee for Term to Expire     2001


                        DIRECTORS WHO ARE NOT NOMINEES
                        ------------------------------
EDSEL D. DUNFORD                           Retired (Former President and
(PHOTOGRAPH)                          Chief Operating Officer, TRW Inc.)

      Mr. Dunford, age 62, was elected President and Chief Operating Officer of TRW, Inc. and named to its Board of Directors in 1991. After joining TRW in 1964, Mr. Dunford held a variety of technical and management positions, including executive vice president and general manager of TRW's space and defense businesses. He holds a B.S.E.E. degree from the University of Washington and a master of engineering degree from UCLA, and completed the Executive Program at Stanford University. A member of a number of professional organizations, Mr. Dunford is also a director of Thiokol Corporation and Howmet International.

               Director Since         1994
               Expiration of Term     1999

JOHN FAHL                                                 Vice President
(PHOTOGRAPH)

      Mr. Fahl, age 61, began his career with the Company in 1955, holding various positions in technical, manufacturing, and transportation before joining the purchasing department in 1962. He was named Corporate Director of Purchasing in 1966, was elected a Vice President in 1978, and in 1994 was named President, Tire Operations. He attended Denison University and is a graduate of advanced management programs at Bowling Green State University and Harvard University. Mr. Fahl is a director of The Peoples Banking Company in Findlay, Ohio and of Rurban Financial Corp. in Defiance, Ohio.

               Director Since         1992
               Expiration of Term     1999

DEBORAH M. FRETZ                   Senior Vice President, Lubricants and
(PHOTOGRAPH)                                Logistics, Sun Company, Inc.

      Ms. Fretz, age 49, was named Senior Vice President, Lubricants and Logistics, of Sun Company, Inc., an energy company, in 1997. She is (continued) responsible for the Lubricants business which includes two refineries, blending and packaging plants as well as all marketing and sales. In addition, she manages all Sun Company transportation businesses, including pipelines, terminals, trucking and rail. Since joining Sun Company in 1977, she has served in a variety of management positions including President of Sun Pipe Line Company and Sun Marine Terminals from 1991 to 1994. She is a director of GATX Corporation. Ms. Fretz earned a B.S. degree in Biology/Chemistry from Butler University and an M.B.A. in Finance from Temple University, and completed the Senior Executive Program at the M.I.T. Sloan School.

               Director Since         1996
               Expiration of Term     1999

DENNIS J. GORMLEY           Former Chairman and Chief Executive Officer,
(PHOTOGRAPH)                                   Federal-Mogul Corporation

      Mr. Gormley, age 58, joined Federal-Mogul Corporation, a global manufacturer and distributor of precision parts, in 1963. He held sales management, corporate planning, and marketing positions before being named Executive Vice President in 1975. He was elected President, Chief Operating Officer, and a director in 1988, Chief Executive Officer in 1989, and Chairman in 1990. Federal-Mogul Corporation's principal products are vehicular and industrial components. Mr. Gormley is a director of NBD Bank. He is a graduate of Rensselaer Polytechnic Institute with a B.S.M.E. degree.

               Director Since         1991
               Expiration of Term     1999

JOHN F. MEIER                      Chairman and Chief Executive Officer,
(PHOTOGRAPH)                                                 Libbey Inc.

      Mr. Meier, age 50, has been Chairman and Chief Executive Officer of Libbey Inc., a producer of glass tableware and china, since it became public in 1993. From December, 1990 to June, 1993, he was a Vice President of Owens-Illinois, Inc. and Executive Vice President and General Manager of its subsidiary, Libbey Glass Inc. His service at Owens-Illinois, Inc. began in 1970 and included various marketing and sales positions. Mr. Meier received a B.S. degree in Business Administration from Wittenberg University and an M.B.A. degree from Bowling Green State University. He is a director of Keybank, Northwest Region, in Toledo, Ohio.

               Director Since         1997
               Expiration of Term     2000

PATRICK W. ROONEY                   Chairman of the Board, President and
                                                 Chief Executive Officer

      Mr. Rooney, age 62, was elected Chairman of the Board and Chief Executive Officer in 1994. He joined the Company in 1956, became general sales manager of the Cooper brand division in 1965, Vice President of the Tire Division in 1969, Vice President of the Company in 1987, President of the Tire Division in 1990, and President and Chief Operating Officer in 1991. A graduate of The University of Findlay with (continued) a B.S. degree in Business Administration, Mr. Rooney also completed the Harvard Advanced Management Program. He is a director of the Ohio Bank, Alltrista Corporation, and Huffy Corporation, and is Chairman of the Board of Trustees of The University of Findlay.

               Director Since         1990
               Expiration of Term     2000

JOHN H. SHUEY           Chairman, President and Chief Executive Officer,
                                           Amcast Industrial Corporation

      Mr. Shuey, age 52, joined Amcast Industrial Corporation in 1991 as Executive Vice President. He was elected President and Chief Operating Officer in 1993, a Director in 1994, Chief Executive Officer in 1995, and Chairman in 1997. Amcast produces fabricated metal products, valves and controls, and cast and tubular metal products. Prior to joining Amcast, he held executive positions at The Trane Company, American Standard, and AM International. Mr. Shuey has a B.S. degree in industrial engineering and an MBA degree, both from the University of Michigan.

               Director Since         1996
               Expiration of Term     2000


Note: The beneficial ownership of the Directors and nominees in the Common Stock of the Company is shown in the table at page 27 of this proxy statement.


             EXECUTIVE COMPENSATION AND RELATED INFORMATION

    Audit and Compensation Committee Report on Executive Compensation


      This report is submitted by all members of the Audit and Compensation Committee (the "Committee"), for inclusion in this proxy statement, to explain the Committee's policies applicable to the 1997 compensation reported for the Company's executive officers, as well as the background and philosophy of certain changes believed necessary in 1998.

Philosophy and Overview

      The following objectives guide the Company's policies regarding executive compensation:

-  To support the attainment of desired Company performance.

- To provide compensation that will attract and retain superior talent and reward performance.

- To align the executive officers' interests with the success of the Company by placing a significant portion of compensation at risk.


(continued)

      For many years, the compensation of the Company's executive officers has consisted of three components - (a) cash remuneration in the form of salaries and incentive bonuses directly related to financial performance measures, (b) long-term incentive opportunities in the form of stock options, and (c) other benefits typically offered to employees by major corporations.

      The Committee has responsibilities for the first two components. It recommends to the Board of Directors the cash remuneration for the Company's executive officers and grants options, without further action by the Board of Directors, under the Company's stock-based compensation plans. The third component is discussed briefly below under the heading "Other Compensation Plans".

      The Company has historically targeted aggregate fixed compensation levels for the Chief Executive Officer and other executive officers lower than average compensation levels in the market. Individual pay levels have been based primarily on senior management's assessment of the contributions and responsibilities of each individual officer, with the sum of target pay levels equaling the median of the market for a comparable group of managers.

      During 1997, the Company and the Committee, with the assistance of a nationally recognized independent executive compensation consulting firm, conducted a comprehensive review of the Company's executive compensation program. The purpose of this review was to ensure the executive compensation program continues to support the Company's current and future business objectives and is competitive in the following respects:

-  The level of compensation provided.

-  The mix of fixed and variable compensation.

-  The structural design of the incentive plans.

      The review confirmed the objectives cited above continue to be appropriate and the existing program generally supports these objectives. However, the study also indicated the Company's target incentive levels, particularly long-term incentives, were significantly below the Company's desired position relative to the market. As a result, the Company's pay mix between fixed and variable compensation has become skewed toward base salary relative to competitive market practice.

      In order to emphasize variable, performance-related pay and to maintain the Company's ability to attract and retain key executives now and into the future, the Committee believes it is important to provide a competitive level of total compensation, particularly incentive compensation. Accordingly, the Committee determined it was necessary to move the Company's target cash compensation levels closer to market rates of pay. The majority, and in some cases all, of the increases will be delivered through increased cash incentive opportunities.

      To minimize the short-term expense and dilutive impact of the changes and to ensure increased incentive opportunities are allocated appropriately, target compensation levels will be moved to the desired level over a four-year period. For annual incentives, this transition (continued) period will begin with the 1998 performance period. For long-term incentives, the transition period started with the stock options granted in 1997.

      It is important to note the transition increases will apply primarily to target incentive levels only. The majority of the increased amounts will be realized only if the Company achieves its annual operating goals and if its stock price appreciates.

      As a result of the 1997 study, the Committee also approved, subject to stockholder approval, a new comprehensive incentive plan to be implemented in 1998. The new plan would replace the 1996 Stock Option Plan currently in effect. While the new plan provides the flexibility to use a variety of incentive vehicles, the only new feature contemplated for use in 1998 is a long-term cash incentive program.

      In combination with increased stock option grants, the new long-term cash program will help reduce the competitive shortfall in long-term incentives noted earlier. The long-term cash opportunity, which for the executive officer group provides target payouts ranging from approximately 10% to 50% of salary based on performance goals established by the Committee, is intended to focus participants on planning for and achieving long-term financial results. Approximately 30% of each officer's total long-term incentive opportunity will be provided through the long-term cash plan, with the remaining 70% continuing to be delivered through stock options. This mix of stock and cash results in a comprehensive incentive opportunity motivating both operational and market performance.

      These changes, the bulk of which will be implemented during 1998, strengthen the alignment between the interests of stockholders and executive officers and allow the Company to continue to properly attract, retain, and motivate high caliber officers and managers of the Company.

Salaries and Bonuses

      Salaries and incentive bonuses paid to the Company's executive officers for 1997 were based upon a program which has been followed each year since 1973. Prior to the start of the fiscal year, average compensation levels are determined for the executive officer positions based upon published compensation data and independent surveys relating to similar size firms in a broad cross-section of industries and each officers' contributions to Company performance. The sum of average compensation levels for the executive officer group is intended to equal the aggregate competitive median total cash compensation (i.e., salary plus bonus) for the group. As mentioned earlier, actual total cash compensation levels are currently below median competitive levels; the Company began transitioning pay levels toward the market median during 1998.

      Base salaries for the Chief Executive Officer and the other executive officers are then set at levels lower than the average compensation levels, but near competitive median base salary levels. Company goals defining minimum, average and excellent performance under the Company's annual bonus plan are established considering operational plans, competitive industry information, and prevailing economic conditions.
(continued)

      For results at or below minimum performance established under the bonus plan, the executive officers' cash compensation would be as much as 30% below average compensation levels. For excellent performance goal attainment under the annual bonus plan, the executive officers' cash remuneration may be as much as 30% above average compensation levels, and additional incentive bonuses are earned for exceptional performance above the excellent performance goal. For results between the minimum and the excellent performance goals, bonus awards are paid on a graduated scale.

      Executive officers have a significant portion of their cash remuneration at risk in the event of results below the average performance goal. Beginning with results above the minimum performance goal, incentive bonuses increase cash remuneration such that, at the average performance goal, executive officers' cash remuneration reaches the average compensation levels (though still below competitive median levels, as noted earlier). Greater than average cash remuneration is earned only as results increase further, toward or beyond the excellent performance goal.

      Performance measurement, for purposes of the program, is return on stockholders' equity ("ROE") for officers with primarily corporate responsibilities and return on assets managed ("ROAM") for officers with primarily operational responsibilities. ROE is calculated by dividing the total net income for the year by the total shareholders' equity at the beginning of the year. ROAM is calculated by dividing (a) income before interest, foreign currency gains or losses, and federal income taxes by (b) an average of controlled assets. ROAM, like ROE, is a measurement of employees' success in utilizing resources but, unlike ROE, focuses on specific assets.

      Thus, for any fiscal year the incentive bonus for each executive officer results from measured performance under a formula-driven program determined in advance of that fiscal year, rather than from a subjective evaluation of performance made during or after that fiscal year. The program applies to all executive officers, including the Chief Executive Officer.

      The specifics of the program for total cash compensation, including salaries and incentive bonuses, for executive officers for 1997 was established in late 1996, along with ROE and ROAM performance goals applicable to the program for 1997. Incentive bonuses were based upon the Company's performance for 1997, as measured by the ROE and ROAM performance attained for the year.

      ROE for fiscal year 1997 was 15.6%, which exceeded the average performance goal. In accordance with the program explained above, Mr. Rooney's cash remuneration as Chairman of the Board, President, and Chief Executive Officer was 31% above the average compensation level determined for that position. However, it was below competitive median pay levels for his position, consistent with the earlier-cited reference to the Company's below-market cash compensation levels for its officers.

      Average compensation levels for the executive officers for 1997 were based upon published data compiled by an independent consulting firm, including data for companies of a size comparable to the Company. Later in this proxy statement there appears a performance graph including an Auto Parts Index. The companies included in the published (continued) survey data and in the Auto Parts Index were not identical, although each may include some of the same companies' data.

      The Committee believes that the program structure explained above has consistently provided a fair and appropriate relationship between Company performance and the cash remuneration of its executive officers. For that reason, the Committee authorized the continuation of the program structure, other than changes made to pay levels, mix of pay, and award determination schedules for fiscal 1998. Stockholder approval for the incentive bonus program is being sought as part of this proxy statement to ensure the Company continues to maximize the tax deductibility of awards under the program.

Stock Options

      Key employees of the Company, including executive officers, are eligible for annual stock option grants in accordance with plans approved by the stockholders. Plans currently in effect include the 1981 Incentive Stock Option Plan (the "1981 Plan") and the 1986 Incentive Stock Option Plan (the "1986 Plan"). These plans were amended in 1988 to allow the granting of nonqualified stock options as well as incentive stock options; nonqualified stock options are not intended to qualify for the tax treatment applicable to incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

      At the Annual Meeting held May 7, 1996, the stockholders of the Company approved and adopted the 1996 Stock Option Plan (the "1996 Plan"). The 1996 Plan has terms similar to the 1986 Plan but no longer provides for issuance of stock appreciation rights in tandem with option shares. Stockholders are being asked to approve the new incentive plan described later in this proxy statement, which would allow grants of stock options and performance cash awards, as well as other long-term incentives.

      In awarding stock options to the Company's key executives, including the executive officers, consideration is given to the number of option shares already outstanding. No stock option grants are made which would cause the total number of outstanding option shares exercisable for the first time during any year, or exercisable at any time, to exceed specified percentages of the outstanding Common Stock of the Company.

      By the terms of each of these plans, no grant of new options may be made following the plan's termination, but some grants made prior to such termination are still outstanding and may be exercised. Stock option grants are made in amounts related to the participants' cash remuneration, with the relationship increasing with the responsibility levels of the positions involved. The more responsible the position, the greater the number of option grant shares and thus the greater the significance to the participant's total compensation.

      Prior to 1997, the number of shares involved in a particular executive officers' stock option grant was derived by dividing a fixed percentage of that executive officer's average compensation by the fair market value of the Company's stock at or near the grant date. However, as an outcome of the 1997 executive compensation review, the method for determining 1997 stock option grant levels was revised. As noted (continued) earlier in this report, the Company's recent stock option grants have been significantly below competitive practice, and the Committee determined that grant levels should gradually be increased to provide a more competitive value.

      Thus, stock option grants for 1997 were targeted to deliver approximately 60% of the median expected market value of long-term incentives for each executive officer based upon published compensation data and independent surveys, with some adjustments for the relative contributions of individual officers. In combination with the new incentive plan to be implemented in 1998, stock option grants in 1998 will be targeted to deliver 100% of the median expected market value for long-term incentives, again adjusted for individual contributions.

      It is the opinion of the Committee that this program constitutes an alignment between the Company's performance and executive compensation and also promotes the common long-term interests of the Company's executive officers and its stockholders.

Broad-Based Stock Option Grant

      As part of the executive compensation study conducted in 1997, the Committee also reviewed the possibility of making a special grant of stock options to all employees of the Company. Such a grant would help build alignment between the compensation elements for executive officers and the rest of the Company, allow all Company employees to share in the success of the Company, and further enhance the Company's egalitarian, stockholder-focused culture.

      After careful consideration, the Committee has recommended that, among the matters being submitted to stockholders in this proxy statement, a one-time grant of stock options be made to all employees who do not receive stock options under the 1998 Incentive Compensation Plan. These options, scheduled to be granted during 1998 subject to approval of the 1998 Employee Stock Option Plan, will be for approximately 100 shares per employee. These options will carry the same general terms and conditions of the options granted to executive officers except they will fully vest three years after the grant date.

Other Compensation Plans

      The Company has adopted for many of its employees various benefit plans in which the executive officers are permitted to participate, subject to any legal limitations on the amounts that may be contributed or the benefits that may be payable under the plans. The Committee notes that one of the most important of these benefits is the Thrift and Profit Sharing Plan, which includes a Company matching contribution in Company stock dependent upon the profit level of the Company.

Deductibility of Compensation Over $1 Million

      Regulations issued under Section 162(m) of the Code provide that compensation in excess of $1 million paid to the Chief Executive Officer and other executive officers named in the proxy statement will not be deductible unless it meets specified criteria for being "performance-based". The Company believes its incentive bonus plan clearly meets the spirit of the "performance-based" requirement; however, the Company has not previously taken action to comply with the regulations, as it was (continued) not expected that the compensation of any executive officer would exceed the $1 million level.

      The Company is now seeking stockholder approval of the 1998
Incentive Compensation Plan as part of this proxy statement, which should result in the Company retaining the tax deductibility of any amounts earned under this plan in future years.

      Submitted by the Audit and Compensation Committee of the Company's Board of Directors:

                      Allan H. Meltzer, Chairman
                      Arthur H. Aronson
                      Deborah M. Fretz
                      Dennis J. Gormley

                            Agenda Item 2
                    PROPOSAL TO APPROVE AND ADOPT
                 THE 1998 INCENTIVE COMPENSATION PLAN

      The stockholders are being asked to approve the "Cooper Tire & Rubber Company 1998 Incentive Compensation Plan" (the "Incentive Plan") and to reserve for issuance up to 4,000,000 shares of Common Stock under such plan. The Board adopted the Incentive Plan, effective as of January 1, 1998, subject to stockholder approval of the Incentive Plan at the Annual Meeting. If the Incentive Plan is adopted by the stockholders at the Annual Meeting, it will replace the "Cooper Tire & Rubber Company 1996 Stock Option Plan" (the "1996 Option Plan"), and as of the date of such approval, no further grants will be permitted under the 1996 Option Plan.

      In connection with the approval of the Incentive Plan, the stockholders are also being asked to approve each of the performance goals listed under the Incentive Plan pursuant to which the Committee may make payments which meet the requirements for "qualified performance-based compensation" under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

      Approval of the Incentive Plan and the performance goals at the Annual Meeting requires an affirmative vote of the majority of shares represented in person or by proxy at the meeting and entitled to vote on the subject matter.

      The complete text of the Incentive Plan is attached to this Proxy Statement as Appendix A. The following is a summary of the key terms of the Incentive Plan, which is qualified in its entirety by reference to the text of the Incentive Plan.

                     DESCRIPTION OF INCENTIVE PLAN

      General Terms. The Incentive Plan is an omnibus equity-based incentive plan that provides for awards in the form of stock awards, restricted stock units, stock options, stock appreciation rights, performance units, dividend equivalents and other awards to eligible individuals. The Incentive Plan also allows the Committee to grant annual and long-term performance awards that meet the criteria for "qualified performance-based compensation" under Section 162(m) of the Code. Only officers and key employees, consultants and advisers to the (continued)

Company or any of its subsidiaries (including key individuals who have accepted an offer of employment with any of them) are eligible to receive awards under the Incentive Plan. The Company estimates that as of March 9, 1998 approximately 200 individuals were eligible to participate in the Incentive Plan.

      The Company's ability to issue shares of Common Stock under the Incentive Plan is subject to a number of limits set forth in the Incentive Plan. No more than 4,000,000 shares of Common Stock may be issued under the Incentive Plan (increased by the number of shares tendered or withheld in connection with the payment or settlement of an award or for tax purposes under the Incentive Plan or the 1996 Option
Plan) (the "Plan Limit"). The 4,000,000 shares submitted for stockholder approval includes the 3,200,000 shares already approved by stockholders for the 1996 Option Plan, of which 2,841,500 remained available as of December 31, 1997 for grants. The 1996 Option Plan would be replaced by the Incentive Plan. Shares issued under the Incentive Plan may be newly issued shares or treasury shares. In addition, no more than 1,000,000 shares of Common Stock may be issued under the Incentive Plan as stock awards or in settlement of stock units, stock appreciation rights, performance units or other stock-based awards. In order to satisfy the requirements of Section 162(m) of the Code, no eligible individual may receive under the Incentive Plan in any calendar year options or stock appreciation rights covering more than 150,000 shares. The limits described above are subject to adjustment by the Committee in the event of a merger, consolidation, stock dividend, stock split or other event affecting the Common Stock. On March 9, 1998, the closing price of the Company's Common Stock on the New York Stock Exchange was $23.5625.

      The Committee administers the Incentive Plan and has the authority to select the participants and determine the type, number and other terms and conditions of the awards. The Committee may prescribe award documents, establish rules and regulations for the administration of the Incentive Plan, construe and interpret the Incentive Plan and the award documents and make all other decisions or interpretations as the Committee may deem necessary.

      Awards under the Incentive Plan may be granted singly or in combination or tandem with any other award. The terms and conditions of each award will be set forth in an award document approved by the Committee at or after the time of grant of the award. At or after the time of grant of an award, the Committee may determine the vesting, exercisability, payment and other restrictions that apply to the award. The Committee will also have authority, at or after the time of grant, to determine the effect, if any, that an employee's termination of employment or a change in control of the Company will have on the vesting and exercisability of an award.

      The Incentive Plan contemplates the following types of awards:

      Stock Options. Stock options may be either nonqualified stock options or incentive stock options within the meaning of Section 422 of the Code. The term of a stock option may not be longer than ten years, and the exercise price of an option may not be less than the fair market value of a share of Common Stock at the time of grant. The exercise price of a stock option may be paid in cash or previously owned stock or (continued) both. The Incentive Plan also allows the Committee to grant a so-called "reload option" in connection with the exercise of an option through the tender of previously owned shares of Common Stock. In order to comply with the provisions of the Code, the Incentive Plan does not allow for the grant of incentive stock options of more than the Plan Limit.

      Stock Appreciation Rights. Each stock appreciation right entitles a participant to receive the excess, if any, of the fair market value of a share of Common Stock on the date of exercise over the fair market value of a share of Common Stock on the date of grant. At the discretion of the Committee, payments to an employee upon exercise of a stock appreciation right may be made in cash, shares of Common Stock or both. The Committee may grant stock appreciation rights alone or together with stock options. If a stock appreciation right is granted in tandem with a stock option, the stock appreciation right may not be exercised prior to, or later than, the time the related option could be exercised.

      Stock Awards. Stock awards generally consist of one or more shares of Common Stock granted to a participant for no consideration or sold to a participant for a stated amount. Stock awards may be subject to restrictions on transfer and to vesting conditions, as the Committee may determine.

      Restricted Stock Units. Each restricted stock unit represents the right of a participant to receive the value of one share of Common Stock at a payment date specified in connection with the grant of the unit, subject to the terms and conditions established by the Committee. When these terms and conditions are satisfied, restricted stock units will be payable, at the discretion of the Committee, in cash, shares of Common Stock or both.

      Performance Units. Performance units may be granted as fixed or variable share- or dollar-denominated units, subject to conditions of vesting and time of payment as the Committee may determine. Performance units will be payable, at the discretion of the Committee, in cash, shares of Common Stock or both.

      Dividend Equivalents. Each dividend equivalent granted under the Incentive Plan generally entitles a participant to receive the value of any dividends paid in respect of a share of Common Stock. Dividend equivalents may be settled through the payment of cash, Common Stock, other property or any combination thereof and may be awarded on a free-standing basis or in connection with another award.

      Other Awards. The Incentive Plan authorizes the Committee to fashion other types of equity and non-equity based awards and gives the Committee broad discretion to specify the terms and provisions of such other awards. Other awards may be based upon performance goals, the value of a share of Common Stock, the value of other securities of the Company, or other criteria that the Committee specifies. Other awards may consist solely of cash bonuses or supplemental cash payments to a participant to permit the participant to pay some or all of the tax liability incurred in connection with the vesting, exercise, payment or settlement of an award.

      Performance Awards. The Incentive Plan permits the Committee to establish one or more performance periods and to provide for performance (continued) payments to participants upon the achievement of the targets for one or more performance goals applicable to the performance period. A performance period may be for such duration as the Committee may specify, and the Incentive Plan allows the Committee to establish concurrent or overlapping performance periods. Performance payments are intended to qualify as "qualified performance-based compensation" for purposes of Section 162(m) of the Code and to be fully deductible for federal income tax purposes by the Company.

      Payments in respect of a performance period may be made only upon the achievement of the targets for one or more of the following performance goals: earnings per share, net income, net operating income, pretax profits, pretax operating income, revenue growth, return on sales, return on equity, return on assets managed, return on investment, increase in the Fair Market Value of a share of Common Stock, total return to stockholders, cash flow, or economic value added. A performance goal may be measured on a periodic, annual or cumulative basis and may be established on a corporate-wide basis or established with respect to one or more operating units, divisions, subsidiaries, acquired businesses, minority investments, partnerships or joint ventures. Performance goals may be calculated without regard to changes in accounting rules that occur during a performance period.

      Following the completion of a performance period, the Incentive Plan requires the Committee to certify that the applicable performance targets have been achieved and to determine the amount of the performance payment to be made to a participant for the performance period. The Plan allows the Committee to exercise discretion to reduce (but not increase) the amount of the performance payment for a performance period.

      Performance payments may be paid in cash, Common Stock, awards under the Incentive Plan or in other property. The Committee may also permit a participant to defer receipt of a performance payment or may require the mandatory deferral of some or all of a performance payment. Where a performance payment is made in the form of Common Stock that is subject to transfer or other restrictions, the Incentive Plan permits, but does not require, the Committee to apply a discount not in excess of 25% to the fair market value of a share of Common Stock to determine the number of shares of Common Stock that will be delivered to the participant as part of the performance payment.

      The maximum value of a performance payment that may be made to a participant for any performance period of twelve months is $2,000,000. If the payment for a twelve month period is expressed as a percentage of the participant's base salary, it may not be greater than 150% of the participant's annual base salary in effect at the start of the performance period. If a performance period is greater than or less than twelve months, the dollar or salary limit will be determined by multiplying the applicable twelve-month limit by a fraction, the numerator of which is the number of whole and partial months in the performance period and the denominator of which is twelve.

      The Board or the Committee may, at any time, terminate or, from time to time, amend, modify or suspend the Plan. However, no amendment may increase the limits set forth in the Incentive Plan, allow for grants of options at an exercise price less than Fair Market Value at the time of grant or amend the Incentive Plan in anyway which would (continued) permit a reduction in the exercise price of options, without stockholder approval.

NEW PLAN BENEFITS

      As of the date of the Proxy statement, the only awards which have been made or determined by the Company under the Incentive Plan are set forth in the table below. For a discussion of the stock options granted in 1997 to the Named Executive Officers (as defined in the Summary Compensation Table below), see the section of this Proxy statement entitled "Option Grants In Last Fiscal Year."

                     COOPER TIRE & RUBBER COMPANY
                   1998 INCENTIVE COMPENSATION PLAN
                        Target Opportunity     Target Opportunity
                           For One Year          For Three Year
                        Performance Period     Performance Period
                            Beginning              Beginning
Name and Position        January 1, 1998        January 1, 1998
-----------------       -------------------    -------------------
Patrick W. Rooney           $  289,749               $220,000
Chairman of the Board,
President and Chief
Executive Officer

J. Alec Reinhardt              215,388                110,000
Executive Vice President

John Fahl                      147,538                 65,000
Vice President

William S. Klein                67,129                 50,000
Vice President

Robert C. Gasser 2                 -                      -
Vice President

Executive Officer Group 3    1,047,839                620,000

Non-Executive Officer 4        328,468                137,000
Employee Group

(1) Amounts indicated above reflect payments that will be made if the Company achieves the performance targets for the applicable period set by the Committee and the Committee does not exercise discretion to reduce such amounts. Actual amounts earned may be less than, equal to, or greater than the amounts shown depending upon the Company's performance for the applicable performance period.

(2) Mr. Gasser retired on February 11, 1998 and will not participate in the Incentive Compensation Plan.

(3)  Includes eleven individuals, including the four listed above.

(4)  Includes nine individuals.

FEDERAL INCOME TAX CONSEQUENCES

      The federal income tax consequences of the grant and exercise of an option are summarized below. The summary is not intended to be complete and is not intended as tax advice to any person.

      Nonqualified Stock Options. The grant of a nonqualified stock option has no immediate federal income tax effect; the employee will not recognize taxable income and the Company will not receive a tax deduction. When the employee exercises the option, the employee will recognize ordinary income in an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the exercise price, and the Company will generally receive a tax deduction equal to the amount of income recognized. Nonqualified stock options granted under the Incentive Plan are intended to qualify as qualified-performance-based compensation for purposes of Section 162(m) of the Code.

      Incentive Stock Options. When an employee is granted an incentive stock option, or when the employee exercises the option, the employee will generally not recognize taxable income (except for purposes of the alternative minimum tax) and the Company will not receive a tax deduction. If the employee holds the shares of Common Stock for at least two years from the date of grant and one year from the date of exercise, any gain or loss upon a subsequent disposition of the shares will be treated as long-term capital gain or loss.

The Board of Directors recommends that stockholders vote FOR the 1998
---------------------------------------------------------------------
Incentive Compensation Plan.
----------------------------


                              Agenda Item 3
                      PROPOSAL TO APPROVE AND ADOPT
                   THE 1998 EMPLOYEE STOCK OPTION PLAN

      The stockholders are being asked to approve the "Cooper Tire & Rubber Company 1998 Employee Stock Option Plan" (the "Stock Option Plan") and reserve for issuance under the Stock Option Plan of up to 1,200,000 shares of Common Stock. The Board adopted the Stock Option Plan on February 10, 1998, subject to stockholder approval at the Annual Meeting. Approval of the Stock Option Plan requires an affirmative vote of the majority of shares represented in person or by proxy at the meeting and entitled to vote on the subject matter.

      The full text of the Stock Option Plan is included as Appendix B. Below is a summary of certain key provisions of the Stock Option Plan, which is qualified in its entirety by reference to the text of the Stock Option Plan.

                    DESCRIPTION OF STOCK OPTION PLAN

      General Terms. The Stock Option Plan provides for grants of stock options to purchase shares of Company Common Stock to employees of the Company and its subsidiaries and will allow the Company to make a universal option grant to substantially all of its employees. All employees of the Company and any of its subsidiaries are eligible to (continued) participate in the Stock Option Plan other than those officers and key employees who are eligible for awards under the Incentive Plan. For a discussion of the Incentive Plan, see the section of this Proxy entitled "Proposal to Approve and Adopt the 1998 Incentive Compensation Plan."
No participant will be granted under the Stock Option Plan in any calender year an option covering more than 100 shares of Common Stock. The Company estimates that as of March 9, 1998 approximately 10,000 individuals were eligible to participate in the Stock Option Plan.

      A total of 1,200,000 shares of Company Common Stock are authorized for issuance under the Stock Option Plan. The shares issued will be treasury shares and will be increased by any shares tendered or withheld to pay the exercise price of an option or to satisfy a participant's tax withholding obligations. The number and type of shares available for issuance may be adjusted by the Committee if there are changes in the capitalization of the Company or as a result of a merger or a similar transaction. On March 9, 1998, the closing price of the Company's Common Stock on the New York Stock Exchange was $23.5625.

      The Committee will administer the Stock Option Plan, select the participants, and determine the size and terms of the options. The Committee will also prescribe award documents, and may establish rules and regulations for the administration of the Stock Option Plan, construe and interpret the Stock Option Plan and the award documents and make other decisions or interpretations they deem necessary.

      Only nonqualified stock options may be granted under the Stock Option Plan. The exercise price of options granted under the Stock Option Plan may not be less than the fair market value of the Company's Common Stock on the date of grant. The exercise price of a stock option may be paid in cash or by tendering previously owned shares of Common Stock or any combination thereof. The Committee may set the term of a stock option upon grant, however; no option may have a term longer than ten years.

      Under the terms of the Stock Option Plan, the Committee may specify at or after the time of the grant the vesting and forfeiture conditions applicable to an option. Under the terms of the Stock Option Plan, the Committee has the discretion to accelerate the vesting or exercisability of stock options, including in connection with a change in control of the Company.

      The Board or the Committee may amend or terminate the Stock Option Plan at any time. Unless terminated earlier by the Committee or the Board, the Stock Option Plan will expire on the third anniversary of the date of stockholder approval.

NEW PLAN BENEFITS

      If the Stock Option Plan is approved by the Company's stockholders at the Annual Meeting, it is anticipated that the Committee would grant an option covering 100 shares of Common Stock to each eligible employee at an exercise price equal to the fair market value of a share of Common Stock on the date of grant. The options would vest on the third anniversary of the date of the grant and would have a ten-year term.



(continued)

FEDERAL INCOME TAX CONSEQUENCES

      For a general discussion of the federal income tax consequences of the grant and exercise of a nonqualified stock option, see the section entitled "Federal Income Tax Consequences" in this Proxy Statement entitled "Proposal to Approve and Adopt the 1998 Incentive Compensation Plan."

The Board of Directors recommends that stockholders vote FOR the 1998
---------------------------------------------------------------------
Employee Stock Option Plan.
---------------------------
                            Agenda Item 4
                    PROPOSAL TO APPROVE AND ADOPT
                   THE 1998 NON-EMPLOYEE DIRECTORS
                     COMPENSATION DEFERRAL PLAN

      The stockholders are being asked to approve the "Cooper Tire & Rubber Company 1998 Non-Employee Director Compensation Deferral Plan" (the "Deferral Plan") and reserve for issuance under the Deferral Plan of up to 200,000 shares of Common Stock. The Board adopted the Deferral Plan on February 10, 1998, subject to stockholder approval at the Annual Meeting. Approval of the Deferral Plan requires an affirmative vote of the majority of shares represented in person or by proxy at the meeting and entitled to vote on the subject matter.

      The full text of the Deferral Plan, is included as Appendix C. Below is a summary of certain key provisions of the Deferral Plan which is qualified in its entirety by reference to the text of the Deferral Plan.

                    DESCRIPTION OF DEFERRAL PLAN

      General Terms. The purpose of the Deferral Plan is to permit non-employee Directors of the Company to defer some or all of the Director's fees and meeting fees payable to them for service on the Board. Only Directors who are not, and have not been, employees of the Company or any of its subsidiaries may participate in the Deferral Plan. There are currently six such Directors who are eligible to participate in the Deferral Plan.

      The portion of the Director's fees that a non-employee Director elects to defer will be converted into phantom stock units and credited to a bookkeeping account established by the Company for this purpose. The number of phantom stock units to be credited will be determined by dividing the amount of the deferred Director's fees by the fair market value of a share of Company Common Stock as of the date of crediting.

      The phantom stock units credited to a Director's account will be settled through the delivery of a corresponding number of shares of Common Stock to the Director on the payment date or dates selected by the Director in connection with the Director's initial deferral election. Payment must commence on the date specified in the deferral election form (or earlier if the Director ceases to be a member of the Board) and be made in either a lump sum or through no more than five annual installments.

      A total of 200,000 shares of Company Common Stock are authorized for issuance under the Deferral Plan. The shares issued will be either
(continued)                       19
authorized and unissued shares of Common Stock or treasury shares. The number and type of shares available for issuance may be adjusted by the Committee if there are changes in the capitalization of the Company, or as a result of a merger, or a similar transaction.

      Directors do not have any right to vote the shares of Common Stock underlying the phantom stock units. A Director's account under the Deferral Plan will be credited with dividend equivalents equal to the value of the actual dividends paid on a corresponding number of shares of Common Stock and will be converted into additional phantom stock units based upon the then fair market value of the Common Stock.

      The amount and number of phantom stock units payable under the Deferral Plan will be based upon the deferral election made by eligible Directors. As of the date of this Proxy Statement, the Company has not distributed deferral forms to Directors and has not determined the level of Director participation.

The Board of Directors recommends that stockholders vote FOR the Non-
----------------------------------------------------------------------
Employee Directors Compensation Deferral Plan.
----------------------------------------------


                             Agenda Item 5
                          STOCKHOLDER PROPOSAL

      Alan G. Hevesi, Comptroller of the City of New York, on behalf of The New York City Police Department Pension Fund, c/o Office of
Comptroller, Municipal Building, 1 Center Street, Room 736, New York, NY 10007, the beneficial holder of 4,200 shares of the Company's Common Stock, has given notice of the Fund's intention to introduce the following resolution at the Annual Meeting:

BE IT RESOLVED, that the stockholders of Cooper Tire and Rubber Company request that the Board of Directors take the necessary steps to declassify the Board and establish annual elections of directors, whereby directors would be elected annually and not by classes. This policy would take effect immediately, and be applicable to the re-election of any incumbent director whose term, under the current classified system, subsequently expires.

STOCKHOLDER'S STATEMENT IN SUPPORT OF THIS PROPOSAL

      We believe that the ability to elect directors is the single most important use of the shareholder franchise. Accordingly, directors should be accountable to shareholders on an annual basis. The election of directors by classes, for three-year terms, in our opinion, minimizes accountability and precludes the full exercise of the rights of shareholders to approve or disapprove annually the performance of a director or directors.

      In addition, since only one-third of the Board of Directors is elected annually, we believe that classified boards could frustrate, to the detriment of long-term shareholder interest, the efforts of a bidder to acquire control or a challenger to engage successfully in a proxy contest.

(continued)

      We urge your support for the proposal which requests the Board of Directors to take the necessary steps to repeal the classified board and establish that all directors be elected annually.

BOARD'S RESPONSE TO THIS STOCKHOLDER PROPOSAL

      The Board of Directors believes that a classified board is in the best interests of the Company and its stockholders. Unlike corporations that have had a classified board since their incorporation, the Company submitted the adoption of its classified board to the vote of its stockholders at an annual meeting held on May 7, 1985. Holders of approximately 79% of the Company's shares present and voting at the meeting decided that a classified board was in the best interest of the Company and voted to approve its adoption. This proposal seeks to reverse that decision.

      A classified board is a widely used safeguard to protect a corporation and its stockholders from inadequate tender offers or unsolicited attempts to seize control of the corporation. The classified board would prevent a hostile actor from replacing the board in less than 12 months, which in effect encourages that person who might seek to acquire control of a corporation to negotiate with its board. This would give the board time to evaluate any proposal, study alternatives and seek the best result for all stockholders.

      The Company believes that its classified board helps provide continuity and stability to the Company's management and policies. It also contributes to more effective long-term strategic planning because it ensures that at least a majority of the directors at any one time will have an in-depth knowledge of the Company and its business. In addition, the system permits directors to effectively represent the interests of all stockholders in a variety of circumstances, including those interests created by a minority stockholder.

      The affirmative vote of the stockholders of a majority of the shares of Common Stock represented in person or by proxy at the Annual meeting is required for approval of this proposal.

The Board of Directors recommends that stockholders vote AGAINST this
----------------------------------------------------------------------
stockholder proposal.
---------------------

Summary of Cash and Certain Other Compensation

      The following table shows, for the fiscal years ending December 31, 1995, 1996, and 1997, the cash compensation paid by the Company as well as certain other compensation paid or accrued for those years, to Mr. Rooney, the Chairman of the Board, President and Chief Executive Officer, and the four most highly compensated officers other than Mr. Rooney who were serving as executive officers as of December 31, 1997 (the "Named Executive Officers").






(continued)

                     SUMMARY COMPENSATION TABLE
                                  Annual         Long-Term      All Other
                               Compensation    Compensation   Compensation1
                               ------------     ------------  -------------
                                                   Number
                                                  of shares
                                                  underlying
                                                    stock
Name and Principal                                  option
  Position              Year    Salary   Bonus      awards
------------------      ----    ------   -----     ---------
Patrick W. Rooney       1997   $452,733  $397,111    33,000      $50,872
Chairman of the Board,  1996    431,174   351,407    16,600       45,185
President and Chief     1995    402,639   374,455    11,900       47,012
Executive Officer

J. Alec Reinhardt       1997    336,543   295,197    18,000       37,816
Executive Vice          1996    320,517   261,222    11,100       33,601
President               1995    302,044   280,902     8,000       35,468

John Fahl               1997    230,528   202,206    10,500       30,104
Vice President          1996    219,550   178,933     5,900       26,615
                        1995    206,793   192,316     4,300       22,483

William S. Klein        1997    267,886   149,386     5,600       24,953
Vice President          1996    257,582   122,124     3,800       22,185
                        1995    243,002   145,373     2,600       22,299

Robert C. Gasser        1997    221,334   179,802     7,000       14,053
Vice President          1996    210,794   153,818     3,800       21,533
                        1995    191,245   134,996     2,700       20,294

(1) Includes total amounts paid or accrued for the indicated fiscal years, consisting of Company matching contributions to the Thrift and Profit Sharing Plan and allocations to the Nonqualified Supplementary Benefit Plan which provides benefits otherwise denied participants because of Internal Revenue Code limitations on qualified benefits.

Stock Option Grants

      The following table contains information concerning the grant of stock options under the Company's 1996 Stock Option Plan to the Named Executive Officers during the 1997 fiscal year. In addition, in accordance with rules of the Securities and Exchange Commission (the "SEC"), a valuation is assigned to each reported option as of the grant date. In assessing these values it should be kept in mind that no matter what theoretical value is placed on a stock option on the date of grant, its ultimate value will be determined only by the market value of the Company's stock at a future date.





(continued)

                 OPTION GRANTS IN LAST FISCAL YEAR
                                                               Grant Date
                               Individual Grants                  Value
                -------------------------------------------    ----------
                           Percent of
                              total
                Number of    options
                  shares     granted to                           Grant
                underlying  employees  Exercise                   date
                  options   in fiscal   price    Expiration      present
Name              granted1     year    per share   date2          value3
----------------- --------  ---------  --------- ----------      -------
Patrick W. Rooney   33,000    14.4%     $24.50   July 21, 2007  $279,212
J. Alec Reinhardt   18,000     7.8       24.50   July 21, 2007   159,072
John Fahl           10,500     4.6       24.50   July 21, 2007    77,822
William S. Klein     7,000     3.1       24.50   July 21, 2007    37,551
Robert C. Gasser     7,000     3.1       24.50         - 4          - 4

(1) The options become exercisable for 50% of the shares on the first anniversary of the date of grant and for the balance on the second anniversary of the date of grant.

(2) Subject to earlier expiration if the executive officer ceases to be an employee of the Company, with specified periods for exercise after termination provided in the event of termination without cause, retirement, or death.

(3) Calculated using the Black-Scholes option pricing model. Assumptions used in calculating the reported values include (a) an expected volatility based on the monthly change for the forty-nine month period July 1, 1993 through July 31, 1997, (b) a weighted average risk-free rate of return of 6.1%, (c) a dividend yield of 1%, and (d) a time of exercise based on the earlier of the historical exercise pattern of each individual or the latest permissible date. No adjustments were made for non-transferability or forfeiture.

(4) Due to the retirement of Robert C. Gasser, these options will not vest and therefore have no value at the Grant Date.

Option Exercises and Holdings

      The following table sets forth information, with respect to the Named Executive Officers, concerning the exercise of options during the 1997 fiscal year and unexercised options held as of the end of the fiscal 1997 year.









(continued)

             AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                  AND FISCAL YEAR-END OPTION VALUES
                                     Number of            Value of
                                  shares underlying  unexercised in-the-
                                 unexercised options  money options2 at
                 Shares          at fiscal year-end    fiscal year-end
                acquired         -------------------  ------------------
                   on      Value  Exercis- Unexercis- Exercis- Unexercise-
Name            exercise realized1  able     able      able       able
--------------- -------- -------- -------- ---------- -------- -----------
Patrick W. Rooney  2,200  $34,753  53,500   41,300    $186,756  $47,466
J. Alec Reinhardt      -        -  27,650   23,550      32,489   31,739
John Fahl              -        -  17,850   13,450      53,399   16,870
William S. Klein       -        -  13,100    8,900      29,172   10,866
Robert C. Gasser       -        -  15,200    8,900      47,244   10,866

(1) In accordance with SEC rules, this value is based upon the average of the high and low market prices on the New York Stock Exchange on the date of exercise less the exercise price. Whether any actual profits will be realized will depend upon whether the shares acquired are sold and the amount received upon any such sale.

(2) In accordance with SEC rules, this value is based upon the average of the high and low market prices on the New York Stock Exchange on the last trading day of the fiscal year, which was $24.21875, less the exercise price. Whether any actual profits will be realized will depend upon whether the shares acquired are sold and the amount received upon any such sale.

Pension Plans

      The following table shows the estimated annual pension benefits payable to a covered participant at normal retirement age under the Company's Salaried Employees' Retirement Plan, a qualified defined benefit pension plan, as well as under the Company's Nonqualified Supplementary Benefit Plan, which provides benefits that would otherwise be denied participants by reason of certain Code limitations on qualified plan benefits.
(continued)

                         PENSION PLAN TABLE
                          Years Of Service
            ------------------------------------------------------------
Remuneration   20     25       30       35       40       45       50
------------  ----   ----     ----     ----     ----     ----     ----
$300,000  $ 90,000 $112,500 $135,000 $157,500 $180,000 $202,500 $225,000
 350,000   105,000  131,250  157,500  183,750  210,000  236,250  262,500
 400,000   120,000  150,000  180,000  210,000  240,000  270,000  300,000
 450,000   135,000  168,750  202,500  236,250  270,000  303,750  337,500
 500,000   150,000  187,500  225,000  262,500  300,000  337,500  375,000
 550,000   165,000  206,250  247,500  288,750  330,000  371,250  412,500
 600,000   180,000  225,000  270,000  315,000  360,000  405,000  450,000
 650,000   195,000  243,750  292,500  341,250  390,000  438,750  487,500
 700,000   210,000  262,500  315,000  367,500  420,000  472,500  525,000
 750,000   225,000  281,250  337,500  393,750  450,000  506,250  562,500
 800,000   240,000  300,000  360,000  420,000  480,000  540,000  600,000
 850,000   255,000  318,750  382,500  446,250  510,000  573,750  637,500
 900,000   270,000  337,500  405,000  472,500  540,000  607,500  675,000
 950,000   285,000  356,250  427,500  498,750  570,000  641,250  712,500

      Remuneration in the table above is the average of a participant's annual compensation, as reported in the Summary Compensation Table, during the highest five out of the last ten years of employment. Benefits shown reflect estimated straight-life annuity payments assuming normal retirement at age 65; the benefits are not subject to deduction for Social Security or other offset amounts.

      The credited years of service at normal retirement for each of the executive officers named in the Summary Compensation Table, with the exception of Mr. Gasser who has retired, will be as follows: Patrick W. Rooney - 42.3; J. Alec Reinhardt - 30.3; John Fahl - 46.2; and William
S. Klein - 32.3.

Employment Agreements

      The Company entered into employment agreements with J. Alec Reinhardt, effective January 1, 1987; with Patrick W. Rooney, effective January 1, 1991; and with John Fahl, effective January 1, 1995. The agreements provide for the payment of an annual base salary and for participation in certain employee benefit plans. The current base salaries payable to Messrs. Reinhardt, Rooney and Fahl under the agreements are $323,081, $434,623, and $221,306, respectively, which amounts are reviewed annually and may be increased but not decreased. In addition, these executive officers receive cash bonuses as described earlier in this proxy statement. The initial term of each agreement is four (4) years, with the term being automatically extended for one year each January 1 unless either the Company or the executive officer gives prior written notice of its or his desire not to extend the term. In no event will the term extend beyond the end of the year in which the executive officer's 65th birthday occurs.
      The agreements restrict these executive officers from competition with the Company, unless the prior written consent of the Board of Directors is received, and prohibit disclosure of confidential information. In addition, the agreements provide that in the event of termination of employment by the Company without Cause or by the (continued) executive officer for Good Reason, the executive officer is entitled to receive severance benefits for the remainder of the term equal to his average annual compensation during the five years prior to the year in which such termination occurs. In the event that any payment of such severance benefits would, under the Internal Revenue Code of 1986, as amended, trigger the imposition of an excise tax on, and the loss of a deduction to the Company or its successors for, all or any part of the payments, such payments shall be reduced until no such excise tax is imposed or deduction lost.

      The agreements also provide (i) continuation of Company-sponsored life, accident and health insurance benefits for the remainder of the term, (ii) a lump sum payment equal to the actuarial equivalent of the difference between (a) the benefits which would have accrued under the Salaried Employees' Retirement Plan or the Nonqualified Supplementary Benefit Plan, based on full vesting and additional service credit, and
(b) the amount of the benefits actually accrued at the date of termination, (iii) a lump sum cash payment equal to the difference between the exercise price of stock options held by the executive officer and the fair market value of the stock subject to such options at the time of termination, and (iv) any legal expenses and fees incurred as a result of his termination of employment. "Cause" under the agreements generally includes the willful failure of the executive officer to substantially perform his duties or the commission of a felony or his engaging in some type of willful misconduct which is materially injurious to the Company. "Good Reason" generally includes any reduction in salary, benefits, an alteration of the executive officer's responsibilities or status, relocation of the Company, and failure of any successor of the Company or its business to assume the employment agreements.

Compensation of Directors

      The Company pays each Director who is not a Company officer an annual retainer of $13,000 together with a $2,500 per diem fee for attendance at Board meetings and at Committee meetings not held on the same day as a Board meeting. Directors who are Company Officers receive no additional compensation for serving as Directors. During 1997, Board meetings were held on five days, and the Audit and Compensation Committee met three times on days other than on a Board meeting day.

      At the Annual Meeting in 1991, stockholders approved the 1991 Stock Option Plan for Non-Employee Directors. Only Directors who are not present or former employees of the Company or any of its subsidiaries ("Non-Employee Directors") may participate in this Plan.

      The maximum number of shares of the Company's Common Stock which may be issued pursuant to options granted under the Plan is currently 100,000 shares, subject to adjustment for subsequent stock splits, stock dividends, or other specified events. The number of option shares granted to a Non-Employee Director each year is determined pursuant to a formula which provides that the dollar value of the option grant will be equal to a fixed percentage of each Non-Employee Director's total compensation paid by the Company for the previous fiscal year, which percentage is based upon the Company's return on equity for such previous fiscal year.


(continued)

      The exercise price for each option is equal to the fair market value of a share of Common Stock on the grant date, calculated by averaging the high and low sale prices of the Common Stock on the New York Stock Exchange on that date. The maximum number of option shares which may be awarded to a Non-Employee Director in any year is currently 1,000. All options granted pursuant to the Plan are unexercised, except that an option for 236 shares was exercised during 1993 and options for 1,000 shares each were exercised during 1996 and 1997. The current number of unexercised shares for each Director is indicated in the table on page 30 of this proxy statement.

Five-Year Stockholder Return Comparison

      The SEC requires that the Company include in its proxy statement a line graph presentation comparing cumulative, five-year stockholder returns on an indexed basis with the Standard & Poors ("S&P") 500 Stock Index and either a published industry or line-of-business index or an index of peer companies selected by the Company. The Company in 1993 chose the S&P Auto Parts After Market Index as the most appropriate of the nationally recognized industry standards and used that index for its stockholder return comparisons in the Proxy Statements for its Annual Meetings of Stockholders held in 1993 through 1997. The particular stocks in each index are selected by S&P, and each index includes the Company's stock. In June of 1996, S&P changed the name and composition of its Auto Parts After Market index. The new index name is Auto Parts & Equipment, and the new index deletes two stocks from the former index and adds four new stocks.

      The following chart assumes three hypothetical $100 investments on January 1, 1992, and shows the cumulative values at the end of each succeeding year resulting from appreciation or depreciation in the stock market price, assuming dividend reinvestment.

             COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                   AMONG THE COMPANY, S&P 500 INDEX
                 AND S&P AUTO PARTS & EQUIPMENT INDEX
           1992      1993      1994      1995      1996      1997
           ----      ----      ----      ----      ----      ----
         $100.00   $ 74.05   $ 70.62   $ 74.39   $ 60.48   $ 75.83
          100.00    110.08    111.53    153.45    188.68    251.63
          100.00    116.23    101.36    125.32    140.61    175.86

MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

      During 1997 the Company's Board of Directors held four Board meetings, seven meetings of the Board's Audit and Compensation Committee and two meetings of the Board's Nominating Committee. Each Director other than Mr. Dunford attended more than 75% of the aggregate number of meetings of the Board of Directors and meetings of Committees on which such Director served during the past fiscal year. Due to travel commitments, Mr. Dunford was unable to attend one Board meeting and one Nominating Committe meeting held the same day.

      The Company's Audit and Compensation Committee consists of Directors Aronson, Fretz, and Gormley. The functions of this Committee (continued) include recommending the engaging and discharging of the Company's independent auditors, directing and supervising special investigations, reviewing with the independent auditors the plan for and results of the audit engagement, reviewing the scope and results of the Company's procedures for internal auditing, approving professional services provided by the independent auditors, reviewing the independence of the independent auditors, considering the range of audit and non-audit fees, and reviewing the adequacy of the Company's system of internal accounting controls. In addition, the Committee recommends the remuneration arrangements for the Company's officers, the adoption of a compensation plan in which officers are eligible to participate, and the granting of options or other benefits under any such plan.

      The Nominating Committee, composed of Directors Dunford, Rooney, Meier, and Shuey, conducts the search for, evaluation of, and proposal to the Board for nomination of qualified, competent and worthy candidates. The Nominating Committee will consider candidates proposed by stockholders of this Company or other parties. Such a recommendation must be in writing, accompanied by a description of the proposed nominee's qualifications and other relevant biographical information, and an indication of the consent of the proposed nominee to serve. The recommendation should be addressed to the Nominating Committee of the Board of Directors, Attention: Secretary, Cooper Tire & Rubber Company, Findlay, Ohio 45840.

RELATIONSHIP WITH INDEPENDENT AUDITORS

      Ernst & Young LLP has been the Company's independent auditors for a number of years and will continue in that capacity during 1998. Ernst & Young LLP has advised the Company that neither the firm nor any of its members or associates has any direct or indirect financial interest in the Company or any of its affiliates. During 1997, Ernst & Young LLP rendered audit and related services to the Company, including an audit of the Company's annual financial statements. There is no understanding or agreement between the Company and its independent auditors that places a limit on audit fees since the Company pays only for services actually rendered and at what it believes are customary rates.

      A representative of Ernst & Young LLP will be present at the Annual Meeting of Stockholders and will be available to respond to appropriate questions and to make a statement if he desires to do so. Professional services rendered by the Company's independent auditors are reviewed by the Audit and Compensation Committee both as to the advisability and scope of the service, and also to consider whether such service would affect the continuing independence of the Company's independent auditors.

BENEFICIAL OWNERSHIP OF SHARES

      The information which follows is furnished as of March 9, 1998, to indicate those persons known by the Company to be holders of record of, or who may be the beneficial owners of, more than 5% of any class of the Company's voting securities.
(continued)

                        Name of         Amount and Nature of   Percent
Title of Class      Beneficial Owner    Beneficial Ownership   of Class
--------------      ----------------    --------------------   --------
Common Stock      National City1              6,995,639 shs2      8.9%
                  P.O. Box 5756
                  Cleveland, OH  44101-0756

Common Stock      Amvescap PLC                7,361,316 shs3     9.3%
                  11 Devonshire Square
                  London EC2M4YR
                  England

(1) Trustee for the Company's Thrift and Profit Sharing Plan and the Pre-Tax Savings Plans at the Auburn, Bowling Green, Findlay, El Dorado, and Texarkana Plants.

(2) National City, in its fiduciary capacity as Trustee of each Plan, has no investment powers and will vote the shares held in such Plan in accordance with the written instructions from the respective Plan participants. However, if no such instructions are received by the close of business two (2) days prior to the meeting date, the provisions of each Plan direct the Trustee to vote such participant's shares in the same manner in which the Trustee was directed to vote the majority of the shares of the other participants who gave directions as to voting.

(3) According to a filing on Schedule 13G with the Securities and Exchange Commission dated February 9, 1998, subsidiaries of Amvescap PLC, a holding company, hold the indicated shares on behalf of other persons who have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of such shares; the shares are held solely for investment purposes in the ordinary course of business and not for the purpose of changing or influencing the control of the Company. The nature of the beneficial ownership consists of sole power to vote with respect to no shares, shared power to vote with respect to all the indicated shares, sole power to dispose with respect to no shares, and shared power to dispose with respect to all the indicated shares.

















(continued)

      The information which follows is furnished as of March 9, 1998, to indicate ownership by all executive officers and Directors of the Company, as a group, and each Named Executive Officer, Director or nominee, individually, of each class of the Company's voting securities. Unless otherwise indicated, the nature of the beneficial ownership consisted of sole voting and investment power.

                        Name of          Amount and Nature of   Percent
Title of Class      Beneficial Owner     Beneficial Ownership   of Class
--------------      ----------------     --------------------   --------
Common Stock     All executive officers and    1,164,083 shs1     1.5 %
                 Directors as a group
Common Stock     Arthur H. Aronson                 1,096 shs2      *
Common Stock     Edsel D. Dunford                 12,181 shs2      *
Common Stock     John Fahl                        98,908 shs2      *
Common Stock     Deborah M. Fretz                    650 shs2      *
Common Stock     Dennis J. Gormley                 2,582 shs2      *
Common Stock     William S. Klein                188,269 shs2      *
Common Stock     John F. Meier                     1,000 shs       *
Common Stock     Byron O. Pond                     1,000 shs       *
Common Stock     J. Alec Reinhardt               308,807 shs2      *
Common Stock     Patrick W. Rooney               287,373 shs2      *
Common Stock     John H. Shuey                       638 shs2      *

    *Less than 1%
 (1) Includes 150,647 shares obtainable on exercise of stock options within 60 days following March 9, 1998, which options have not been exercised. The nature of the beneficial ownership consists of 415,593 shares subject to sole voting and investment power, and 8,284 shares subject to shared voting and investment power. Of the shares shown as beneficially owned, 589,559 or .75% of the shares outstanding, are shares held in the Company's Thrift and Profit Sharing Plan for the account of the various officers and Directors.

(2) Includes shares obtainable on exercise of stock options within 60 days following March 9, 1998, which options have not been exercised, as follows: Arthur H. Aronson - 596; Edsel D. Dunford - 1,181; John Fahl - 17,850; Deborah M. Fretz - 350; Dennis J. Gormley - 2,582; William S. Klein - 13,100; J. Alec Reinhardt - 27,650; Patrick W. Rooney - 53,500; and John H. Shuey - 138.

         SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in beneficial ownership of Common Stock of the Company.

      To the Company's knowledge, based upon the reports filed and written representations that no other reports were required, during the fiscal year ended December 31, 1997, its Directors and executive officers complied with all applicable Section 16(a) filing requirements.

          STOCKHOLDER PROPOSALS FOR THE 1999 ANNUAL MEETING

      Any stockholder who intends to present a proposal at the 1999 Annual Meeting and who wishes to have the proposal included in the Company's proxy statement and form of proxy for that meeting must deliver the proposal to the Secretary of the Company not later than November 24, 1998.

                     SOLICITATION AND OTHER MATTERS

      The Board of Directors is not aware of any other matters which may come before the meeting. However, if any other matters properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their judgment on such matters.

      The cost of soliciting proxies will be borne by the Company. In addition to the solicitation by use of the mails, the Company has retained Georgeson & Co., New York, New York, to aid in the solicitation of proxies, at an anticipated cost of approximately $7,500, plus expenses. The Company will also reimburse brokers and other persons for their reasonable expenses in forwarding proxy material to the beneficial owners of the Company's stock. Solicitations may be made by telephone, telegram or by personal calls, and it is anticipated that such solicitation will consist primarily of requests to brokerage houses, custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of shares held of record by such persons. If necessary, officers and other employees of the Company may, by telephone, telegram or personal interview, request the return of proxies.

      Please mark, execute and return the accompanying proxy so that your shares may be voted at the meeting.

                                     BY ORDER OF THE BOARD OF DIRECTORS
                                              Stan C. Kaiman, Secretary
                                                         March 24, 1998

      IMPORTANT: All stockholders are earnestly requested to mark, date, sign and mail promptly the enclosed proxy for which an envelope is provided.

                            Appendix A
                   COOPER TIRE & RUBBER COMPANY
                 1998 INCENTIVE COMPENSATION PLAN

1. Purposes. The purposes of the Plan are to advance the interests of the Company and its stockholders by attracting and retaining officers and key employees and to reward officers and key employees for contributing to the success of the Company and the creation of stockholder value. The Plan permits the Committee to make Awards which constitute "qualified performance-based compensation" for purposes of
Section 162(m) of the Code.

2.  Definitions and Rules of Construction.

(a) Definitions. For purposes of the Plan, the following capitalized words shall have the meanings set forth below:
(continued)

      "Award" means a Stock Award, RSU, Option, SAR, Dividend Equivalent, Other Award, Performance Award or any combination of the foregoing.

      "Award Document" means an agreement, certificate or other type or form of document or documentation approved by the Committee which sets forth the terms and conditions of an Award. An Award Document may be in written, electronic or other media, may be limited to a notation on the books and records of the Company and, unless the Committee requires otherwise, need not be signed by a representative of the Company or a Participant.

      "Beneficiary" means the person designated in writing by the Participant to exercise or to receive an Award or payments or other amounts in respect thereof in the event of the Participant's death or, if no such person has been designated in writing by the Participant prior to the date of death, the Participant's estate. No Beneficiary designation under the Plan shall be effective unless it is in writing and is received by the Company prior to the date of death of the applicable Participant.

      "Board" means the Board of Directors of the Company.

      "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rulings and regulations promulgated thereunder.

      "Committee" means the Audit and Compensation Committee of the Board, or such other committee of the Board as may be designated by the Board to administer the Plan.

      "Common Stock" means the common stock, par value $1.00 per share, of the Company.

      "Companies" means the Company and each Subsidiary.

      "Company" means Cooper Tire & Rubber Company, a Delaware corporation.

      "Deferred Compensation Account" means the account established on the books and records of the Company to record the amount of deferred compensation payable under the Plan to a Participant.

      "Dividend Equivalent" means a right granted in accordance with
Section 12 to receive a payment in cash, shares of Common Stock or other property equal in value to the dividends declared and paid on a specified number of shares of Common Stock. A Dividend Equivalent may constitute a free-standing Award or may be granted in connection with another type of Award.

      "Effective Date" means January 1, 1998.

      "Eligible Individual" means an individual described in Section 4(a).

      "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and the rulings and regulations promulgated thereunder.

      "Fair Market Value" means, with respect to a share of Common Stock, the fair market value thereof as of the relevant date of (continued) determination, as determined in accordance with a valuation methodology approved by the Committee. In the absence of any alternative valuation methodology approved by the Committee, the Fair Market Value of a share of Common Stock shall equal the average of the highest and the lowest quoted selling price of a share of Common Stock as reported on the composite tape for securities listed on the New York Stock Exchange, or such other national securities exchange as may be designated by the Committee, or, in the event that the Common Stock is not listed for trading on a national securities exchange but is quoted on an automated system, on such automated system, in any such case on the valuation date (or, if there were no sales on the valuation date, the average of the highest and the lowest quoted selling prices as reported on said composite tape or automated system for the most recent day during which a sale occurred).

      "GAAP" means United States Generally Accepted Accounting
Principles.

      "Incentive Stock Option" means an Option which meets the requirements of Section 422 of the Code.

      "Nonqualified Stock Option" means any Option which is not an Incentive Stock Option.

      "Option" means an Option granted under Section 9 of the Plan, including an Incentive Stock Option and a Nonqualified Stock Option.

      "Other Award" means an Award granted under the Plan in accordance with Section 13.

      "Participant" means an Eligible Individual who holds an outstanding Award under the Plan.

      "Performance Award" means the right of a Participant to receive a specified amount following the completion of a Performance Period based upon performance in respect of one or more of the Performance Goals applicable to such period.

      "Performance Goal" means any of the following: earnings per share, net income, net operating income, pretax profits, pretax operating income, revenue growth, return on sales, return on equity, return on assets managed, return on investment, increase in the Fair Market Value of a share of Common Stock, total return to stockholders, cash flow, or economic value added. A Performance Goal may be measured over a Performance Period on a periodic, annual, cumulative or average basis and may be established on a corporate-wide basis or established with respect to one or more operating units, divisions, Subsidiaries, acquired businesses, minority investments, partnerships or joint ventures. To the extent that there is a change in GAAP during a Performance Period, the Committee may calculate any Performance Goal with or without regard to such change.

      "Performance Period" means a period of time designated by the Committee over which one or more Performance Goals are measured.

      "Performance Unit" means an Award granted pursuant to Section 11.


(continued)

      "Plan" means this Cooper Tire & Rubber Company 1998 Incentive Compensation Plan, as the same may be amended from time to time.

      "Restoration Option" means an Option that is awarded upon the exercise of an Option earlier awarded under the Plan or any other plan of the Company (an "Underlying Option") for which the exercise price is paid in whole or in part by tendering shares of Common Stock previously owned by the Participant, where such Restoration Option (i) covers a number of shares of Common Stock no greater than the number of previously owned shares tendered in payment of the exercise price of the Underlying Option plus the number of shares withheld to pay taxes arising upon such exercise, (ii) the expiration date of the Restoration Option is no later than the expiration date of the Underlying Option and
(iii) the exercise price per share of the Restoration Option is no less than the Fair Market Value per share of Common Stock on the date of exercise of the Underlying Option.

      "Restricted Shares" means shares of Common Stock subject to a Stock Award that have not vested or remain subject to forfeiture, transfer or other restrictions in accordance with Section 7 and the applicable Award Document.

      "RSU" means a restricted stock unit award granted in accordance with Section 8.

      "SAR" means a stock appreciation right or limited stock appreciation right granted in accordance with Section 10.

      "Stock Award" means a grant of shares of Common Stock in accordance with Section 7.

      "Stock Option Plan" means the Cooper Tire & Rubber Company 1996 Stock Option Plan, as amended and in effect immediately prior to the Effective Date.

      "Subsidiary" means (i) a corporation or other entity with respect to which the Company, directly or indirectly, has the power, whether through the ownership of voting securities, by contract or otherwise, to elect at least a majority of the members of such corporation's board of directors or analogous governing body, or (ii) any other corporation or other entity in which the Company, directly or indirectly, has an equity or similar interest and which the Committee designates as a Subsidiary for purposes of the Plan. For purposes of determining eligibility for the grant of Incentive Stock Options under the Plan, the term "Subsidiary" shall be defined in the manner required by Section 424(f) of the Code.

      "Substitute Award" means an Award granted upon assumption of, or in substitution for, outstanding awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock.

      "Target" means the target performance objective set by the Committee for a Performance Goal.

      "Target Payment" means the amount payable to a Participant for a Performance Period upon the achievement of one of more Targets set by the Committee for that period.
(continued)

(b) Rules of Construction. The masculine pronoun shall be deemed to include the feminine pronoun and the singular form of a word shall be deemed to include the plural form, unless the context requires otherwise. Unless the text indicates otherwise, references to sections are to sections of the Plan.

3.  Administration.

(a) Authority of the Committee. The Plan shall be administered by the Committee, no member of which shall be eligible to participate in the Plan. The Committee shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, (i) to select the Participants, (ii) to grant Awards, (iii) to determine the type, number and other terms and conditions of, and all other matters related to, Awards, (iv) to prescribe Award Documents (which need not be identical for each Participant), (v) to establish rules and regulations for the administration of the Plan, (vi) to construe and interpret the Plan and the forms of Award Documents and to correct defects, supply omissions or reconcile inconsistencies therein, (vii) to make factual determinations in connection with the administration or interpretation of the Plan, and (viii) to make all other decisions or interpretations as the Committee may deem necessary or advisable for the administration of the Plan. Any decision of the Committee in the administration of the Plan shall be final and conclusive on all interested persons.

(b) Delegation. The Committee may delegate its responsibility with respect to the administration of the Plan to one or more officers of the Company, to one or more members of the Committee or to one or more members of the Board; provided, however, that the Committee may not delegate its responsibility (i) to make Awards to individuals who are subject to Section 16 of the Exchange Act, (ii) to make Awards under
Section 14 which are intended to constitute "qualified performance-based compensation" under Section 162(m) of the Code or (iii) to amend or terminate the Plan in accordance with Section 20. The Committee may also appoint agents to assist in the day-to-day administration of the Plan and may delegate the authority to execute documents under the Plan to one or more members of the Committee or to one or more officers of any of the Companies.

(c) Reliance and Indemnification. The Committee shall be entitled to rely in good faith upon any report or other information furnished to it by any officer or employee of the Companies or from the financial, accounting, legal or other advisers of any of the Companies. Each member of the Committee, each individual to whom the Committee delegates authority hereunder, each individual designated by the Committee to administer the Plan and each other person acting at the direction of or on behalf of the Committee shall not be liable for any determination or anything done or omitted to be done by him or by any other member of the Committee or any other such individual in connection with the Plan, except for his own willful misconduct or as expressly provided by statute, and, to the extent permitted by law and the bylaws of the Company, shall be fully indemnified and protected by the Company with respect to such determination, act or omission.





(continued)

4.  Participation.

(a) Eligible Individuals. Only officers and key employees of one of the Companies (or a division or operating unit thereof) or key consultants or advisers to any of the Companies or any individual who has accepted an offer of employment with any of the Companies as an officer or key employee shall be eligible to participate in the Plan and to receive Awards under the Plan.

(b) Awards to Participants. The Committee shall have no obligation to grant any Eligible Individual an Award or to designate an Eligible Individual as a Participant for a Performance Period solely by reason of such Eligible Individual having received a prior Award or having been designated as a Participant for any prior Performance Period. The Committee may grant more than one Award to a Participant at the same time or may designate an Eligible Individual as a Participant in Performance Periods that begin on the same date or that cover overlapping periods of time.

5.  Common Stock Subject to the Plan.

(a) Plan Limit. The Company is authorized to issue up to 4,000,000 shares of Common Stock under the Plan (the "Plan Limit"). Such shares of Common Stock may be newly issued shares of Common Stock or reacquired shares of Common Stock held in the treasury of the Company.

(b) Rules Applicable to Determining Shares Available for Issuance. For purposes of determining the number of shares of Common Stock that remain available for issuance, the following shares shall be added back to the Plan Limit and again be available for Awards:

  (i) The number of shares tendered to pay the exercise price of an Option or other Award or to satisfy a Participant's tax withholding obligations; and

  (ii) The number of shares withheld from any Award to satisfy a Participant's tax withholding obligations or, if applicable, to pay the exercise price of an Option or other form of Award.

      Solely for purposes of clauses (i) and (ii) in this Section 5(b), the term "Options" shall include any options granted under the Stock Option Plan. In addition, any shares issued in connection with Substitute Awards shall not be counted against the Plan Limit and shall not be subject to Section 5(d).

(c) Reserve. In administering the Plan, the Committee may establish reserves against the Plan Limit for amounts payable in settlement of Awards or in settlement of Deferred Compensation Accounts. The Committee may also promulgate additional rules and procedures for calculating the portion of the Plan Limit available for Awards. This
Section 5 shall be applied and construed by the Committee so that no share of Common Stock is counted more than once for purposes of any debit or credit to the Plan Limit.

(d) Special Limits. Anything to the contrary in Section 5(a) notwithstanding, but subject to Section 18(b), the following special limits shall apply to shares of Common Stock available for Awards under the Plan:
(continued)

  (i) The number of shares to all participants in the aggregate that may be issued in the form of Stock Awards, or issued upon settlement of RSUs, SARs, Performance Units or Other Awards, shall not exceed 1,000,000 shares; provided, however, that any such Stock Awards, RSUs, SARs, Performance Units or Other Awards that are issued in lieu of cash compensation that otherwise would be paid to a Participant, or in satisfaction of any other obligation owed by the Company to a Participant, shall not be counted against such limitation; and

  (ii) The maximum number of shares of Common Stock that may be subject to Options or free-standing SARs granted to any Eligible Individual in any calendar year shall equal 150,000 shares, plus any shares which were available under this Section 5(d)(ii) for Awards of Options or free-standing SARs to such Eligible Individual in any prior calendar year but which were not covered by such Awards.

  (iii) In no event will the number of shares of Common Stock issued in connection with the grant of Incentive Stock Options exceed the Plan Limit, as in effect on the Effective Date.

6. Awards in General. Awards under the Plan may consist of Stock Awards, RSUs, Options, SARs, Performance Units, Dividend Equivalents, Other Awards, Performance Awards or any combination of the foregoing. Any Award may be granted singly or in combination or tandem with any other Award, as the Committee may determine. Awards may be made in combination with or as alternatives to grants or rights under any other compensation or benefit plan of the Companies, including the plan of any acquired entity. The terms and conditions of each Award shall be set forth in an Award Document in a form approved by the Committee for such Award, which shall contain terms and conditions not inconsistent with the Plan. Except in connection with a transaction or event described in
Section 18(b) or in connection with the grant of Substitute Awards, nothing in the Plan shall be construed as permitting the Company to reduce the exercise price of Options previously granted under this Plan or options previously granted under any other plan of the Companies without stockholder approval.

7.  Stock Awards.

(a) Form of Award. The Committee is authorized to grant shares of Common Stock to an Eligible Individual as a Stock Award for no consideration other than the provision of services or at a purchase price determined by the Committee. Stock Awards may be granted in lieu of other compensation or benefits payable to a Participant or in settlement of previously granted Awards. Shares of Common Stock granted pursuant to this Section 7 shall be subject to such restrictions on transfer or other incidents of ownership for such periods of time, and shall be subject to such conditions of vesting, as the Committee may determine. If shares of Common Stock are offered for sale under the Plan, the purchase price shall be payable in cash, or, in the sole discretion of the Committee or as set forth in the applicable Award Document, in shares of Common Stock already owned by the Participant, for other consideration acceptable to the Committee or in any combination of cash, shares of Common Stock or such other consideration.




(continued)

(b) Share Certificates; Rights and Privileges. At the time Restricted Shares are granted or sold to a Participant, share certificates representing the appropriate number of Restricted Shares shall be registered in the name of the Participant but shall be held by the Company in custody for the account of such person. The certificates shall bear a legend restricting their transferability as provided herein. Except for such restrictions on transfer or other incidents of ownership as may be determined by the Committee and set forth in the Agreement relating to an award or sale of Restricted Shares, a Participant shall have the rights of a stockholder as to such Restricted Shares, including the right to receive dividends and the right to vote in accordance with applicable law.

(c) Distributions. Unless the Committee determines otherwise at or after the time of grant, any shares of Common Stock or other securities of the Company received by a Participant to whom Restricted Shares have been granted or sold as a result of a non-cash distribution to holders of Common Stock or as a stock dividend on Common Stock shall be subject to the same terms, conditions and restrictions as such Restricted Shares.

8. RSUs. The Committee is authorized to grant RSUs to Eligible Individuals. Each RSU shall entitle the holder thereof to receive, as determined by the Committee at or after the time of grant, one share of Common Stock or cash and other property with a value equal to the Fair Market Value of a share of Common Stock on the date of settlement of the RSU. RSUs shall be subject to such vesting, payment and settlement terms and restrictions as the Committee shall impose. RSUs may be granted in lieu of other compensation or benefits payable to a Participant or in settlement of previously granted Awards.

9.  Stock Options.

(a) Form of Award. The Committee is authorized to grant Options to Eligible Individuals. An Option shall entitle a Participant to purchase a specified number of shares of Common Stock during a specified time at an exercise price that is fixed at the time of grant or for which the method of determining the exercise price is specified at the time of grant, all as the Committee may determine; provided, however, that, except in the case of Options which are Substitute Awards, the exercise price per share shall be no less than 100% of the Fair Market Value per share on the date of grant (or if the exercise price is not fixed on the date of grant, then on such date as the exercise price is fixed). An Option may be an Incentive Stock Option or a Nonqualified Stock Option as determined by the Committee and set forth in the applicable Award Document. Payment of the exercise price of an Option shall be made in cash, or, to the extent provided by the Committee at or after the time of grant, in shares of Common Stock (including shares already owned by the Participant or to be issued to the Participant upon exercise of the Option) or in any combination of cash and shares of Common Stock. An Option may also be exercised through a "cashless exercise" procedure facilitated by a broker approved by the Company, and in accordance with procedures established by the Committee, for this purpose. An Option shall be effective for such term as shall be determined by the Committee and set forth in the Award Document relating to such Option, and the Committee may extend the term of an Option after the time of grant; provided, however, that the term of an Option may in no event extend beyond the tenth anniversary of the date of grant of such Option. The (continued)

Committee may also provide at or after the time of grant that a Participant shall have the right to receive a Restoration Option upon the exercise through the tendering of shares of Common Stock of an Option or an option granted under another plan of the Company.

(b) Incentive Stock Options. Each Option granted pursuant to the Plan shall be designated at the time of grant as either an Incentive Stock Option or as a Nonqualified Stock Option. No Incentive Stock Option may be issued pursuant to the Plan to any individual who, at the time the Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, unless (A) the exercise price determined as of the date of grant is at least 110% of the Fair Market Value on the date of grant of the shares of Common Stock subject to such Option, and (B) the Incentive Stock Option is not exercisable more than five years from the date of grant thereof. No Incentive Stock Option may be granted under the Plan after the tenth anniversary of the Effective Date.

10.  Stock Appreciation Rights.

(a) Form of Award. The Committee is authorized to grant SARs to Eligible Individuals. An SAR shall entitle a Participant to receive, upon exercise, (i) an amount in cash equal to the excess, if any, of the Fair Market Value on the exercise date of the number of shares of Common Stock for which the stock appreciation right is exercised, over the Fair Market Value of such number of shares on the date of grant (or, in the case of an SAR granted in tandem with an Option, the aggregate exercise price which the Participant would otherwise have been required to pay under the terms of the Option in order to purchase such shares), (ii) a number of shares of Common Stock having an aggregate Fair Market Value, as of the date of exercise, equal to the amount determined as in the preceding clause (i), or (iii) a combination of cash and shares having an aggregate value equal to the amount determined as in the preceding clause (i). An SAR may be granted on a free-standing basis or in tandem with another Award. Notwithstanding the foregoing, the exercise price of an SAR that is a Substitute Award may be less than the Fair Market Value of a share of Common Stock on the date of grant.

(b) Exercisability. The Committee shall determine at or after the time of grant whether payments in respect of an SAR shall be in cash, shares of Common Stock or a combination thereof. An SAR shall be exercisable at the time or times established by the Committee at or after the time of grant.

(c) Tandem SARs. If an SAR is granted in tandem with an Option, the SAR shall not be exercisable prior to or later than the time the related Option could be exercised. An SAR granted in tandem with an Option may be granted either at the same time as such Option or subsequent thereto. If granted in tandem with an Option, an SAR shall cover the same number of shares of Common Stock as covered by the Option (or such lesser number of shares as the Committee may determine) and shall be exercisable only at such time or times and to the extent the related Option shall be exercisable, and shall have the same term and exercise price as the related Option (which, in the case of an SAR granted after the grant of the related Option, may be less than the Fair Market Value per share on the date of grant of the tandem SAR). Upon exercise of an SAR granted in tandem with an Option, the related Option shall be cancelled automatically to the extent of the number of shares covered by (continued) such exercise; conversely, if the related Option is exercised as to some or all of the shares covered by the tandem grant, the tandem SAR shall be cancelled automatically to the extent of the number of shares covered by the Option exercise.

11. Performance Units. The Committee is authorized to grant Performance Units to Eligible Individuals. Performance Units may be granted as fixed or variable share- or dollar-denominated units subject to such conditions of vesting and time of payment as the Committee may determine and as shall be set forth in the applicable Award Document relating to such Performance Units. Performance Units may be paid in cash, Common Stock, Awards, other property or any combination thereof, as the Committee may determine at or after the time of grant.

12. Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to a Participant, entitling the Participant to receive cash, Common Stock, Awards or other property equal in value to the dividends paid in respect of a specified number of shares of Common Stock. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents will be paid or distributed when accrued or will be deemed reinvested in additional shares of Common Stock, Awards, or other investment vehicles as the Committee may specify. Dividend Equivalents may be subject to the same terms and conditions as any Award granted in connection therewith or to such other terms and conditions as the Committee specifies in connection with the granting of the Dividend Equivalents.

13. Other Awards. The Committee is authorized to grant Other Awards in addition to the Awards as described in Sections 6 through 12 pursuant to which cash, Common Stock or other securities of the Company, other property or any combination thereof is, or in the future may be, acquired by a Participant. Other Awards may be valued in whole or in part with reference to, or otherwise based upon or related to one or more Performance Goals, the value of a share of Common Stock or the value of other securities of the Company, including preferred stock, debentures, notes, convertible or exchangeable debt securities, rights or warrants, the value of any asset or property of the Company or such other criteria as the Committee shall specify. Other Awards may consist solely of cash bonuses or supplemental cash payments to a Participant, including without limitation, payments to permit the Participant to pay some or all of the tax liability incurred in connection with the vesting, exercise, payment or settlement of an Award. Other Awards may be granted in lieu of other compensation or benefits payable to a Participant or in settlement of previously granted Awards.

14.  Performance Awards.

(a) Form of Award. Subject to the further provisions of this Section 14, the Committee is authorized to grant Performance Awards under this
Section 14 which shall provide for Target Payments to Participants for a Performance Period upon the achievement of the Target or Targets established by the Committee for such Performance Period. Target Payments may be made in cash, Common Stock, Awards, other property or any combination thereof. The provisions of this Section 14 shall be construed and administered by the Committee in a manner which complies with the requirements under Section 162(m) of the Code applicable to "qualified performance-based compensation."
(continued)

(b) Performance Goals and Targets. The Performance Goals and Targets applicable to a Performance Period shall be established by the Committee prior to, or reasonably promptly following the inception of, a Performance Period but, to the extent required by Section 162(m) of the Code and the regulations thereunder, by no later than the earlier of the date that is ninety days after the commencement of the Performance Period or the day prior to the date on which 25% of the Performance Period has elapsed. At the time that the Committee specifies the Performance Goals and Targets applicable to a Performance Period, the Committee shall also specify (i) the Target Payment payable for the Performance Period if the applicable Target or Targets are achieved,
(ii) the amount, if any, payable in excess of the Target Payment if actual performance exceeds the Target or Targets and (iii) the amount by which the Target Payment will be reduced if actual performance is less than the Target or Targets established for the Performance Period. The Committee may also establish the minimum level of performance on one or more Performance Goals for a Performance Period below which no amounts will be payable for the Performance Period.

(c) Additional Provisions Applicable to Performance Periods. More than one Performance Goal may apply to a given Performance Period and the payment in connection with a Performance Award for a given Performance Period may be made based upon (i) the attainment of the performance Targets for only one Performance Goal or for any one of the Performance Goals applicable to that Performance Period or (ii) performance related to two or more Performance Goals, whether assessed individually or in combination with each other. The Committee may, in connection with the establishment of Performance Goals and Targets for a Performance Period, establish a matrix setting forth the relationship between performance on two or more Performance Goals and the amount of the Award payable for that Performance Period.

(d) Duration of the Performance Period. The Committee shall establish the duration of each Performance Period at the time that it sets the Performance Goals and Targets applicable to that period. The Committee shall be authorized to permit overlapping or consecutive Performance Periods.

(e) Certification. Following the completion of each Performance Period, the Committee shall certify, in accordance with the requirements in the regulations under Section 162(m) of the Code, whether the criteria for paying amounts in respect of each Performance Award related to that Performance Period have been achieved. Unless the Committee determines otherwise, no amounts payable in respect of Performance Awards shall be paid for a Performance Period until the Performance Period has ended and the Committee has certified the amount of the Awards payable for the Performance Period in accordance with Section 162(m) of the Code.

(f) Discretion. The Committee is authorized at any time during or after a Performance Period to reduce or eliminate the amount payable in respect of a Performance Award to any Participant, for any reason, including, without limitation, (i) in recognition of unusual or nonrecurring events affecting the Company, any Subsidiary, or any business division or unit or the financial statements of the Company or any Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles, (ii) to take into account a change in the position or duties of a Participant during the

(continued)

Performance Period or a change in the Participant's employment status during the Performance Period or (iii) to take into account subjective or objective performance factors not otherwise set forth in the Plan or applicable Award Documents.

(g) Timing of Payment. Subject to Section 14(e), the amounts, if any, payable in respect of Performance Awards for a Performance Period will generally be paid within ninety days following the end of the applicable Performance Period.

(h) Maximum Amount Payable Per Participant Under This Section 14. The maximum aggregate value of the cash and other property in settlement of a Performance Award (prior to adjustment in accordance with Section 14(i)) payable per Participant for any Performance Period of twelve months may not exceed $2,000,000 (the "Performance Dollar Limit"). If the Target Payment in connection with a Performance Award payable to a Participant for a Performance Period of twelve months is expressed as a percentage of the Participant's base salary, then, in addition to the limit set forth in the previous sentence, the maximum aggregate value of the cash and other property (prior to adjustment in accordance with Section 14(i)) payable to such Participant in respect of the Performance Award for such Performance Period shall not exceed 150% (the "Salary Limit") of the Participant's annual rate of base salary as of the start of the Performance Period. If a Performance Period is greater than or less than twelve months, the applicable Performance Dollar Limit or Salary Limit, as the case may be, shall be determined by multiplying the applicable twelve-month limit by a fraction, the numerator of which is the number of whole and partial months in the Performance Period and the denominator of which is twelve.

(i) Payment of Performance Awards in Shares of Common Stock. In the event that the Company settles a Performance Award through the payment of Common Stock that is subject to either forfeiture or transfer restrictions, the Company may apply a reasonable discount to the then Fair Market Value of the stock in determining the number of shares issued in settlement of such portion of the award; provided, however, that the amount of the discount applied to the Fair Market Value of a share of Common Stock may not exceed 25%.

15. Vesting; Forfeiture; Termination of Employment and Change in Control. The Committee shall specify at or after the time of grant of an Award the vesting, forfeiture and other conditions applicable to the Award and the provisions governing the disposition of an Award in the event of a Participant's termination of employment with the Companies. In connection with a Participant's termination of employment, the Committee may vary the vesting, exercisability and settlement provisions of an Award relative to the circumstances resulting in such termination of employment. The Committee shall have the discretion to accelerate the vesting or exercisability of, eliminate the restrictions and conditions applicable to, or extend the post-termination exercise period of an outstanding Award. Similarly, the Committee shall have full authority to determine the effect, if any, of a change in control of the Company on the vesting, exercisability, payment or lapse of restrictions applicable to an Award, which effect may be specified in the applicable Award Document or determined at a subsequent time.

16.  Acceleration and Deferral.

(a) Acceleration. The Committee may accelerate the payment or settlement of an Award and may apply a reasonable discount to the amount delivered to the Participant to reflect such accelerated payment or settlement. If the Committee accelerates the payment or settlement of a Performance Award, the amount of the discount applied to such accelerated payment or settlement shall meet the requirements of the regulations under Section 162(m) of the Code.

(b) Deferral. In accordance with rules and procedures established by the Committee, the Committee (i) may permit a Participant at or after the time of grant to defer receipt of payment or settlement of some or all of an Award to one or more dates elected by the Participant, subsequent to the date on which such Award is payable or otherwise to be settled, or (ii) may require at or after the time of grant that the portion of an Award in excess of an amount specified by the Committee be mandatorily deferred until one or more dates specified by the Committee. Amounts deferred in accordance with the preceding sentence shall be noted in a bookkeeping account maintained by the Company for this purpose and may periodically be credited with notional interest or earnings in accordance with procedures established by the Committee from time to time. Deferred amounts shall be paid in cash, Common Stock or other property, as determined by the Committee at or after the time of deferral, on the date or dates elected by the Participant or, in the case of amounts which are mandatorily deferred, on the date or dates specified by the Committee.

17.  General Provisions.

(a) Non-transferability of Award. Unless the Committee determines otherwise, no Award or amount payable under, or interest in, the Plan shall be transferable by a Participant except by will or the laws of descent and distribution or otherwise be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge; provided, however, that the Committee may, in its discretion and subject to such terms and conditions as it shall specify, permit the transfer of an Award for no consideration to a Participant's family members or to one or more trusts or partnerships established in whole or in part for the benefit of one or more of such family members (collectively, "Permitted Transferees"); and provided further that this sentence shall not preclude a Participant from designating a Beneficiary to receive the Participant's outstanding Award following the death of the Participant. Any Award transferred to a Permitted Transferee shall be further transferable only by will or the laws of descent and distribution or, for no consideration, to another Permitted Transferee of the Participant. The Committee, may in its discretion, permit transfers of Awards other than those contemplated by this Section 17(a). During the lifetime of the Participant, an Option, SAR or similar-type Other Award shall be exercisable only by the Participant or by a Permitted Transferee to whom such Option, SAR or Other Award has been transferred in accordance with this Section 17(a).

(b) Rights with Respect to Shares. A Participant shall have no rights as a stockholder with respect to shares of Common Stock covered by an Award until the date the Participant or his nominee becomes the holder of record of such shares, and, except as provided in Section 12, no (continued) adjustments shall be made for cash dividends or other distributions or other rights as to which there is a record date preceding the date such person becomes the holder of record of such shares.

(c) No Right to Continued Employment. Neither the creation of the Plan nor the granting of Awards thereunder shall be deemed to create a condition of employment or right to continued employment with the Company, and each Participant shall be and shall remain subject to discharge by the Company as though the Plan had never come into existence.

(d) Consent to Plan. By accepting any Award or other benefit under the Plan, each Participant and each person claiming under or through him shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.

(e) Wage and Tax Withholding. The Company or any Subsidiary is authorized to withhold from any Award or any compensation or other payment to a Participant amounts of withholding and other taxes due in connection with any Award, and to take such other action as the Committee may deem necessary or advisable to enable the Company and the Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority for the Company to withhold or receive Common Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

(f) Compliance with Securities Laws. An Award may not be exercised, and no shares of Common Stock may be issued in connection with an Award, unless the issuance of such shares has been registered under the Securities Act of 1933, as amended, and qualified under applicable state "blue sky" laws, or the Company has determined that an exemption from registration and from qualification under such state "blue sky" laws is available.

(g) Awards to Individuals Subject to Non-U.S. Jurisdictions. To the extent that Awards under the Plan are awarded to individuals who are domiciled or resident outside of the United States or to persons who are domiciled or resident in the United States but who are subject to the tax laws of a jurisdiction outside of the United States, the Committee may adjust the terms of the Awards granted hereunder to such person (i) to comply with the laws of such jurisdiction and (ii) to permit the grant of the Award not to be a taxable event to the Participant. The authority granted under the previous sentence shall include the discretion for the Committee to adopt, on behalf of the Company, one or more sub-plans applicable to separate classes of Eligible Individuals who are subject to the laws of jurisdictions outside of the United States.

(h) Unfunded Plan. The Plan is intended to constitute an "unfunded" plan for incentive compensation. Nothing contained in the Plan (or in any Award Documents or other documentation related thereto) shall give any Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts and deposit therein cash, shares of Common Stock, or other property or make other arrangements, to meet the (continued)

Company's obligations under the Plan. Such trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee determines otherwise. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify.

(i) Other Employee Benefit Plans. Payments received by a Participant under any Award made pursuant to the Plan shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan or similar arrangement provided by the Company, unless otherwise specifically provided for under the terms of such plan or arrangement or by the Committee.

(j) Compliance with Rule 16b-3. Notwithstanding anything contained in the Plan or in any Award Document to the contrary, if the consummation of any transaction under the Plan would result in the possible imposition of liability on a Participant pursuant to Section 16(b) of the Exchange Act, the Committee shall have the right, in its sole discretion, but shall not be obligated, to defer such transaction or the effectiveness of such action to the extent necessary to avoid such liability, but in no event for a period longer than six months.

(k) Expenses. The costs and expenses of administering and implementing the Plan shall be borne by the Company.

(l) Application of Funds. The proceeds received by the Company from the sale of Common Stock or other securities pursuant to Award will be used for general corporate purposes.

18.  Recapitalization or Reorganization.

(a) Authority of the Company and Stockholders. The existence of the Plan, the Award Documents and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(b) Change in Capitalization. Notwithstanding any provision of the Plan or any Award Document, the number and kind of shares authorized for issuance under Section 5(a), including the maximum number of shares available under the special limits provided for in Section 5(d), may be equitably adjusted in the sole discretion of the Committee in the event of a stock split, stock dividend, recapitalization, reorganization, merger, consolidation, extraordinary dividend, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below Fair Market Value or other similar corporate event affecting the Common Stock in order to preserve, but not increase, the benefits or potential benefits intended to be made (continued) available under the Plan. In addition, upon the occurrence of any of the foregoing events, the number of outstanding Awards and the number and kind of shares subject to any outstanding Award and the purchase price per share, if any, under any outstanding Award may be equitably adjusted (including by payment of cash to a Participant) in the sole discretion of the Committee in order to preserve the benefits or potential benefits intended to be made available to Participants granted Awards. Such adjustments shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final. Unless otherwise determined by the Committee, such adjusted Awards shall be subject to the same vesting schedule and restrictions to which the underlying Award is subject.

19. Effective Date. The Plan shall become effective on the Effective Date, subject to subsequent approval thereof by the Company's stockholders at the first annual meeting of stockholders to occur after the Effective Date, and shall remain in effect until it has been terminated pursuant to Section 20. If the Plan is not approved by the stockholders at such annual meeting, the Plan and all interests in the Plan awarded to Participants before the date of such annual meeting shall be void ab initio and of no further force and effect. Subject to the approval of the Plan by the stockholders of the Company in accordance with the first sentence of this Section 19, as of the date of stockholder approval, the Plan shall replace the Stock Option Plan; provided, however, that stock options granted under the Stock Option Plan prior to the date of stockholder approval shall remain outstanding in accordance with their applicable terms and provisions; and provided further that, if the Plan is not approved by the stockholders at the first annual meeting of stockholders to occur after the Effective Date, the Stock Option Plan shall continue in full force and effect. No options may be granted under the Stock Option Plan after the date of stockholder approval of the Plan. Any options granted under the Stock Option Plan between the Effective Date and the date of stockholder approval will be treated as options granted under this Plan for purposes of the Plan Limit in Section 5. Section 14 of the Plan and the definition of "Performance Goal" shall be submitted to the Company's stockholders at the first stockholder meeting that occurs in the fifth year following the year in which the Plan was last approved by stockholders (or any earlier meeting designated by the Board), in accordance with the requirements of Section 162(m) of the Code and the regulations thereunder. If stockholder approval of the Plan is not obtained at any such meeting, then no further Performance Awards shall be made under Section 14 after the date of such annual meeting, but the remainder of the Plan shall continue in effect until terminated in accordance with Section 20.

20. Amendment and Termination. Notwithstanding anything herein to the contrary, the Board or the Committee may, at any time, terminate or, from time to time, amend, modify or suspend the Plan; provided, however, that no amendment which (i) increases the Plan Limit or increases limits set forth in Section 5(d) (except as otherwise contemplated by the terms of the Plan as approved by stockholders), (ii) allows for grants of Options (other than Substitute Awards) at an exercise price less than Fair Market Value at the time of grant or (iii) amends the last sentence of Section 6 in a manner that would permit a reduction in the exercise price of Options (or options granted under another plan of the Companies), under circumstances other than those stated in such sentence, shall be effective without stockholder approval.

21. Governing Law. The validity, construction and effect of the Plan, any rules and regulations relating to the Plan, and any Award shall be determined in accordance with the laws of the State of Delaware applicable to contracts to be performed entirely within such state and without giving effect to principles of conflicts of laws.

                               Appendix B
                      COOPER TIRE & RUBBER COMPANY
                     1998 EMPLOYEE STOCK OPTION PLAN

1. Purpose. The purpose of the Cooper Tire & Rubber Company 1998 Employee Stock Option Plan (the "Plan") is to advance the interests of Cooper Tire & Rubber Company, a Delaware corporation ("Company"), and its stockholders by providing options to purchase shares of Common Stock (as defined below) of the Company ("Options") to employees of the Company and its Subsidiaries (as defined below) (collectively, the "Companies").

2.  Administration.

(a)  The Plan shall be administered by the Audit and Compensation
Committee (the "Committee") of the Board of Directors (the "Board ") of the Company or such other committee of the Board as may be designated by the Board to administer the Plan.

(b) The Committee shall have all the powers vested in it by the terms of the Plan, such powers to include the authority (within the limitations described herein) to select the employees to be granted Options under the Plan, to determine the size and terms of the Options to be granted to each employee selected, to determine the time when Options will be granted and prescribe the form of the award document setting forth the terms of the Options granted under the Plan. The Committee shall be authorized to interpret the Plan and the Options granted under the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to make factual determinations in connection with the administration or interpretation of the Plan, and to make any other determinations that it believes are necessary or advisable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan, in any award document or in any Option in the manner and to the extent the Committee deems desirable to carry the Plan into effect. Any decision of the Committee in the administration of the Plan, as described herein, shall be final and conclusive. The Committee may act only by a majority of its members in office, except that the members thereof may authorize any one or more of the Committee members or officers of the any of the Companies to execute and deliver documents on behalf of the Committee.

(c) The Committee may delegate its responsibility with respect to the administration of the Plan to one or more officers of the Company, to one or more members of the Committee or to one or more members of the Board; provided, however, that the Committee may not delegate its responsibility to amend or terminate the Plan in accordance with Section
18. The Committee may also appoint agents to assist in the day-to-day administration of the Plan and may delegate the authority to execute documents under the Plan to one or more members of the Committee or to one or more officers of any of the Companies.

(d) The Committee shall be entitled to rely in good faith upon any report or other information furnished to it by any officer or employee of the Companies or from the financial, accounting, legal or other advisers of any of the Companies. Each member of the Committee, each individual to whom the Committee delegates authority hereunder, each individual designated by the Committee to administer the Plan and each other person acting at the direction of or on behalf of the Committee shall not be liable for any determination or anything done or omitted to be done by him or by any other member of the Committee or any other such individual in connection with the Plan, except for his own willful misconduct or as expressly provided by statute, and to the extent permitted by law and the by laws of the Company, shall be fully indemnified and protected by the Company with respect to such determination, act or omission.

3.  Participation.

(a) All employees of the Companies shall be eligible to participate in the Plan other than those officers and key employees who are designated by the Committee as ineligible to participate in the Plan by reason of their designation by the Committee as eligible for awards under the Cooper Tire & Rubber Company 1998 Incentive Compensation Plan, as amended, or any successor plan.

(b) For purposes of the Plan, "Subsidiary" shall mean (i) a corporation or other entity with respect to which the Company, directly or indirectly, has the power, whether through the ownership of voting securities, by contract or otherwise, to elect at least a majority of the members of such corporation's board of directors or analogous governing body, or (ii) any other corporation or other entity in which the Company, directly or indirectly, has an equity or similar interest and which the Committee designates as a Subsidiary for purposes of the Plan.

4. The Stock. For the purpose of the Plan, the Board is authorized to issue and sell up to 1,200,000 shares of the Company's common stock, par value $1.00 per share (the "Common Stock"). Such shares of Common Stock shall be treasury shares. The number of shares available for issuance under the Plan at any time shall be increased by (i) the number of shares tendered to pay the exercise price of an Option or to satisfy a Participant's tax withholding obligations and (ii) the number of shares withheld from any Option to pay the exercise price or to satisfy a Participant's tax withholding obligations.

5.  Options Under the Plan.

(a) Options under the Plan shall be nonqualified stock options and not incentive stock options within the meaning of Section 422 of the Code.

(b) To the extent that Options under the Plan are awarded to persons who are domiciled or resident outside of the United States or to persons who are domiciled or resident in the United States but who are subject to the tax laws of a jurisdiction outside of the United States, the Committee may adjust the terms of the Options granted hereunder to such person (i) to comply with the laws of such jurisdiction and (ii) to permit the grant of the Options not to be a taxable event to the Optionee. The authority granted under the previous sentence shall include the discretion for the Committee to adopt, on behalf of the (continued)

Company, one or more sub-plans applicable to separate classes of eligible employees who are subject to the laws of jurisdictions outside of the United States. In exercising its authority under this Section 5(b), the Committee may also exclude one or more classes of employees from participation in the Plan if the Committee determines that such exclusion is in the best interests of the Company.

6. Award Document. Each Option granted under the Plan shall be evidenced by an award document in the form approved by the Committee specifying the number of shares of Common Stock subject to the Option, the Option exercise price and the other terms and conditions of such Option as shall be specified by the Committee. An award document may be in written, electronic or other media, may be limited to a notation on the books and records of the Company and, unless the Committee requires otherwise, need not be signed by a representative of the Company or a Participant. Each Option shall be deemed granted as of the date specified in the grant resolution of the Committee and noted in the award document.

7. Amount of Option. Subject to the provisions of Section 12, no eligible employee selected to participate in the Plan (an "Optionee") shall receive an Option in any calendar year covering more than 100 shares of Common Stock.

8. Option Exercise Price. The price per share to be paid by the Optionee at the time an Option is exercised shall be equal to one hundred percent of the Fair Market Value of a share of Common Stock on the date the Option is granted. For purposes of the Plan, "Fair Market Value" means, with respect to a share of Common Stock, the value thereof as of the relevant date of determination, as determined in accordance with a valuation methodology approved by the Committee. In the absence of any alternative valuation methodology approved by the Committee, the Fair Market Value of a share of Common Stock shall equal the average of the highest and the lowest quoted selling price of a share of Common Stock as reported on the composite tape for securities listed on the New York Stock Exchange, or such other national securities exchange as may be designated by the Committee, or, in the event that the Common Stock is not listed for trading on a national securities exchange but is quoted on an automated system, on such automated system, in any such case on the valuation date (or, if there were no sales on the valuation date, the average of the highest and the lowest quoted selling prices as reported on said composite tape or automated system for the most recent day during which a sale occurred). Except in connection with a transaction or event described in Section 12(b), nothing in the Plan shall be construed as permitting the Company to reduce the exercise price of Options previously granted under this Plan or options previously granted under any other plan of the Companies without stockholder approval.

9. Term, Vesting and Exercisability of Options. An Option shall be effective for such term as shall be determined by the Committee and set forth in the award document relating to such Option, and the Committee may extend the term of an Option after the time of grant; provided, however, that the term of an Option may in no event extend beyond the tenth anniversary of the date of grant of such Option. The Committee shall specify, at or after the time of the grant of an Option, the vesting, forfeiture and other conditions applicable to the Option. The Committee shall have the discretion to accelerate the vesting or (continued) exercisability of, eliminate the restrictions and conditions applicable to, or extend the post-termination exercise period of an Option. Similarly, the Committee shall have full authority to determine the effect, if any, of a change in control of the Company on the vesting and exercisability of an Option, which effect may be specified in the applicable award document or determined at a subsequent time.

10. Manner of Option Exercise. The Committee shall, at or after the date of grant of an Option, determine the methods by which an Option may be exercised in whole or in part and the methods by which the exercise price may be paid or deemed to be paid, and the form of such payment, including, without limitation, cash or Common Stock. As a condition to the grant or exercise of an Option, the Company may require the Optionee to pay such sum to the Company as shall be necessary to discharge the Company's obligations with respect to any income or other wage withholding resulting from the grant or exercise of the Option. The Company or any Subsidiary is authorized to withhold from any Option or any compensation or other payment to a Participant amounts of withholding and other taxes due in connection with the grant or exercise of such Option, and to take such other action as the Committee may deem necessary or advisable to enable the Company and the Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to the Option. This authority shall include authority for the Company to withhold or receive Common Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

      The exercise of an Option shall be conditioned upon the receipt from the Optionee (or, in the event of his death, his Beneficiary (as defined below)) of a representation that, at the time of such exercise, it is the intent of such person to acquire the shares for investment and not with a view to distribution; provided, however, that the receipt of this representation shall not be required upon exercise of the Option in the event that, at the time of such exercise, the shares subject to the Option shall be covered by an effective and current registration statement under the Securities Act of 1933, as amended. The certificates for unregistered shares issued for investment shall be restricted by the Company as to transfer unless the Company receives an opinion of counsel satisfactory to the Company to the effect that such restriction is not necessary under then pertaining securities laws. Further, the Company shall not be required to sell or issue any shares under any outstanding Option if, in the opinion of the Committee, (i) the issuance of such shares would constitute a violation by the Optionee or the Company of any applicable law or regulation of any governmental authority, or (ii) the consent or approval of any governmental body is necessary or desirable as a condition of, or in connection with, the issuance of such shares.

11.  Termination of Employment and Change in Control.  Unless the
Committee determines otherwise at or after the time of grant, the following provisions shall apply upon an Optionee's termination of employment with the Companies ("Covered Employment"):

(a) If the Optionee's Covered Employment ends by reason of the Optionee's death, the Optionee's Beneficiary may exercise the Option until the earlier to occur of (i) the first anniversary of the date of the Optionee's death and (ii) the normal expiration date of the Option (continued) as set forth in the applicable award document. "Beneficiary" shall mean the person designated in writing by the Optionee to receive and exercise the Option in the event of the Optionee's death or, if no such person has been designated in writing by the Optionee prior to the date of death, the Optionee's estate. No Beneficiary designation under the Plan shall be effective unless it is in writing and is received by the Company prior to the date of death of the applicable Optionee.

(b) If the Optionee's Covered Employment ends by reason of the Optionee's Disability (as defined below), the Optionee may exercise the Option until the earliest to occur of (i) the first anniversary of the date of the Optionee's termination of Covered Employment due to Disability, (ii) the normal expiration date of the Option as set forth in the applicable award document and (iii) the end of the period of Disability without the Optionee resuming Covered Employment. "Disability" shall have the meaning assigned to such term or a similar term under the long-term disability plan of the Companies applicable to the Optionee at the time of the termination of Covered Employment.

(c) If the Optionee's Covered Employment ends by reason of the Optionee's Retirement (as defined below), the Optionee may exercise the Option until the earlier to occur of (i) such period as the Committee may specify at or after the time of grant and (ii) the normal expiration date of the Option as set forth in the applicable award document. "Retirement" shall mean a voluntary resignation of Covered Employment under circumstances under which the Optionee is entitled to an immediate pension under the retirement plan of the Companies applicable to the Optionee.

(d) If the Optionee's Covered Employment is terminated by the Companies without Cause (as defined below), the Optionee may exercise the Option until the earlier to occur of (i) the end of the ninety-day period immediately following the date of the termination of Covered Employment and (ii) the normal expiration date of the Option as set forth in the applicable award document. For purposes of this Section 11(d), unless the Committee determines otherwise, Covered Employment shall not include any period during which the Optionee is receiving severance pay or other termination payments.

(e) If an Optionee's Covered Employment ends for a reason not specified in Section 11(a), 11(b), 11(c) and 11(d), the Options held by the Optionee on the date of such termination of Covered Employment shall be immediately forfeited. Whether an Optionee's employment is terminated for "Cause" shall be determined by the Committee, and such determination shall be final and binding on all interested persons.

(f) An Optionee may exercise an Option during a post-termination period exercise period described above only to the extent permitted by the vesting and forfeiture provisions in the applicable award document or as otherwise determined by the Committee.

(g) The Committee shall have full authority to determine the effect, if any, of a change in control of the Company on the vesting, exercisability, payment or lapse of restrictions applicable to an Option, which effect may be specified in the applicable award document or determined at a subsequent time.

(h) In no event shall an Option be exercisable after the normal expiration date of the Option set forth in the applicable award document.

12.  Adjustments for Changes in Common Stock.

(a) The existence of the Plan, the award documents and the Options granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(b) Notwithstanding any provision of the Plan or any award document, the number and kind of shares authorized for issuance under Section 4 may be equitably adjusted in the sole discretion of the Committee in the event of a stock split, stock dividend, recapitalization, reorganization, merger, consolidation, extraordinary dividend, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below fair market value or other similar corporate event affecting the Common Stock in order to preserve, but not increase, the benefits or potential benefits intended to be made available under the Plan. In addition, upon the occurrence of any of the foregoing events, the number of outstanding Options and the number and kind of shares subject to any outstanding Option and the exercise price per share, if any, under any outstanding Option may be equitably adjusted (including by payment of cash to a Participant) in the sole discretion of the Committee in order to preserve the benefits or potential benefits intended to be made available to Participants granted Options. Such adjustments shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final. Unless otherwise determined by the Committee, such adjusted Options shall be subject to the same vesting schedule and restrictions to which the underlying Option is subject.

13. Non-transferability of Option. No Option granted under the Plan shall be transferable by the Optionee, either voluntarily or involuntarily, except by will or the laws of descent and distribution. During the lifetime of the Optionee, an Option shall be exercisable only by the Optionee or by the Optionee's legal representative. Following the date of death of an Optionee, the Option may be exercised only by the Optionee's Beneficiary.

14.  General Provisions.

(a) No person shall have any rights as a stockholder with respect to any shares of Common Stock covered by an Option granted pursuant to the Plan until the person shall have become the holder of record of such shares, and no adjustments shall be made for cash dividends or other distributions or other rights as to which there is a record date preceding the date such person becomes the holder of record of such shares.

(b) Payments received by a Participant under any Option made pursuant to the Plan shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan or similar arrangement provided by the Company, unless otherwise specifically provided for under the terms of such plan or arrangement or by the Committee.

(c) Notwithstanding anything contained in the Plan or in any award document to the contrary, if the consummation of any transaction under the Plan would result in the possible imposition of liability on a Participant pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended, the Committee shall have the right, in its sole discretion, but shall not be obligated, to defer such transaction or the effectiveness of such action to the extent necessary to avoid such liability, but in no event for a period longer than six months.

(d) The costs and expenses of administering and implementing the Plan shall be borne by the Company.

(e) The proceeds received by the Company from the sale of Common Stock or other securities upon exercise of an Option will be used for general corporate purposes.

15. No Right to Continued Employment. Neither the creation of the Plan nor the granting of Options thereunder shall be deemed to create a condition of employment or right to continued employment with the Companies, and each Optionee shall be and shall remain subject to discharge by the Companies as though the Plan had never come into existence.

16. Unfunded Status of Plan. The Plan shall be unfunded. The Companies shall not be required to establish a special or separate fund or to make any other segregation of assets to assure the issuance of shares of Common Stock under the Plan and the issuance of shares of Common Stock shall be subordinate to the claims of the Company's general creditors.

17. Consent to Plan. By accepting any Option or other benefit under the Plan, each participant, and each person claiming under or through him or her, shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.

18. Amendment or Discontinuance. The Board or the Committee may at any time amend, modify or terminate the Plan in whole or in part without any advance notice or prior consent of any person; provided, however, that no amendment which (i) allows for grants of Options at an exercise price less than Fair Market Value at the time of grant, (ii) increases the limit in Section 4 (except as otherwise contemplated by the terms of the Plan as approved by stockholders) or (iii) amends the last sentence of
Section 8 in a manner that would permit a reduction in the exercise price of Options (or options granted under another plan of the Companies) in circumstances other than those stated in such sentence, shall be effective without stockholder approval.

19. Effective Date and Termination. The Plan shall be submitted for approval to the stockholders of the Company at the first annual meeting of stockholders to occur after the Plan is approved by the Board and (continued) shall be effective as of the date of such stockholder approval (the "Effective Date"). No Options may be granted under the Plan unless and until such stockholder approval is obtained. Except as to Options previously granted and outstanding under the Plan, the Plan shall terminate on, and no further Options may be granted after, the third anniversary of the Effective Date. Options then outstanding may continue to be exercised in accordance with their terms.

20. Governing Law. The Plan and all rights and obligations hereunder shall be construed and enforced in accordance with the laws of the State of Delaware applicable to contracts to be performed entirely in such state and without giving effect to principles of conflicts of laws.

                               Appendix C
                      COOPER TIRE & RUBBER COMPANY
           1998 NON-EMPLOYEE DIRECTORS COMPENSATION DEFERRAL PLAN

1. Purpose. The purpose of the Plan is to provide qualified individuals who are not employees of the Company who serve as members of the Board an opportunity to defer payment of a portion of their Director's Fees in accordance with the terms and conditions set forth herein.

2. Definitions. For the purposes of the Plan, the following capitalized words shall have the meanings set forth below:

      "Annual Fees" means the cash portion of (i) any annual fee payable to a Non- Employee Director for service on the Board, (ii) any other fee determined on an annual basis and payable for service on, or for acting as chairperson of, any committee of the Board, and (iii) any similar annual fee or fees payable in respect of service on the board of directors of any Subsidiary or any committee of any such board of directors.

      "Annual Meeting" means an annual meeting of the Company's stockholders.

      "Beneficiary" or "Beneficiaries" means an individual or entity designated by a Non-Employee Director on a Beneficiary Designation Form to receive Deferred Benefits in the event of the Non-Employee Director's death; provided, however, that, if no such individual or entity is designated or if no such designated individual is alive at the time of the Non-Employee Director's death, Beneficiary shall mean the Non-Employee Director's estate.

      "Beneficiary Designation Form" means a document, in a form approved by the Executive Committee to be used by Non-Employee Directors to name their respective Beneficiaries. No Beneficiary Designation Form shall be effective unless it is signed by the Non-Employee Director and received by the Executive Committee prior to the date of death of the Non-Employee Director.

      "Board" means the Board of Directors of the Company.

      "Code" means the Internal Revenue Code of 1986, as amended, and the applicable rules and regulations promulgated thereunder.

      "Common Stock" means the common stock, par value $1.00 per share, of the Company.
(continued)

      "Companies " means the Company and each Subsidiary.

      "Company" means Cooper Tire & Rubber Company, a Delaware corporation, or any successor to substantially all of its business.

      "Deferral Election Form" means a document, in a form approved by the Executive Committee, pursuant to which a Non-Employee Director makes a deferral election under the Plan.

      "Deferral Period" means each period commencing on the date of an Annual Meeting and ending on the date immediately preceding the next Annual Meeting. The first Deferral Period under the Plan shall commence on the first day of the first fiscal quarter of the Company to begin after May 5, 1998. If an individual becomes eligible to participate in the Plan after the commencement of a Deferral Period, the Deferral Period for the individual shall be the remainder of such Deferral Period.

      "Deferred Benefit" means an amount that will be paid on a deferred basis under the Plan to a Non-Employee Director who has made a deferral election pursuant to Section 5.

      "Deferred Compensation Account" means the bookkeeping record established for each Non-Employee Director. A Deferred Compensation Account is established only for purposes of measuring a Deferred Benefit and not to segregate assets or to identify assets that may be used to pay a Deferred Benefit.

      "Director's Fees" means the aggregate of a Non-Employee Director's Annual Fees and Per Diem Fees.

      "Effective Date" means May 5, 1998.

      "Election Date" means the day immediately preceding the commencement of a Deferral Period. If an individual first becomes eligible to participate in the Plan on an Annual Meeting date or after the start of a Deferral Period, the Election Date shall be the thirtieth day following such Annual Meeting date or initial participation date, as the case may be. The Election Date for the first Deferral Period shall be June 30, 1998.

      "Executive Committee" means the executive committee of the Board which has been appointed to administer the Plan.

      "Fair Market Value" means the average of the highest and the lowest quoted selling price of a share of Common Stock as reported on the composite tape for securities listed on the New York Stock Exchange, or such other national securities exchange as may be designated by the Committee, or, in the event that the Common Stock is not listed for trading on a national securities exchange but is quoted on an automated system, on such automated system, in any such case on the valuation date (or, if there were no sales on the valuation date, the average of the highest and the lowest quoted selling prices as reported on said composite tape or automated system for the most recent day during which a sale occurred).

      "Non-Employee Director" means a member of the Board who is not, and has not been, an employee of the Company or any of its Subsidiaries. (continued)

      "Per Diem Fees" means a fee paid for attendance at or participation in (i) each meeting of the Board, (ii) each meeting of a committee of the Board when such meeting is held on a day other than a day for which a fee is paid for a meeting of the Board, (iii) each day of services to the Company requested by the chairman of the Board, and
(iv) services similar to those specified in (i), (ii), or (iii) above, provided to any Subsidiary.

      "Phantom Stock Unit" means a bookkeeping unit representing one share of Common Stock credited to a Deferred Compensation Account in accordance with Section 5(c).

      "Plan" means the Cooper Tire & Rubber Company 1998 Non-Employee Director Compensation Deferral Plan.

      "Subsidiary" means a corporation or other entity with respect to which the Company, directly or indirectly, has the power, whether through the ownership of voting securities, by contract or otherwise, to elect at least a majority of the members of such corporation's board of directors or analogous governing body.

3.  Administration.

(a)  The Plan shall be administered by the Executive Committee.

(b) The Executive Committee shall be authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to make factual determinations in connection with the administration or interpretation of the Plan, and to make any other determinations that it believes are necessary or advisable for the administration of the Plan. The Executive Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Deferral Election Form to the extent the Executive Committee deems desirable to carry the Plan into effect. Any decision of the Executive Committee in the administration of the Plan, as described herein, shall be final and conclusive. The Executive Committee may act only by a majority of its members, except that the members thereof may authorize any one or more of the Executive Committee members to execute and deliver documents on behalf of the Executive Committee.

(c) The Executive Committee shall be entitled to rely in good faith upon any report or other information furnished to it by any officer or employee of the Companies or from the financial, accounting, legal or other advisers of the Companies. Each member of the Executive Committee, each individual designated by the Executive Committee to administer the Plan and each other person acting at the direction of or on behalf of the Executive Committee shall not be liable for any determination or anything done or omitted to be done by him or by any other member of the Executive Committee or any other such individual in connection with the Plan, except for his own willful misconduct or as expressly provided by statute, and to the extent permitted by law and the bylaws of the Company, shall be fully indemnified and protected by the Company with respect to such determination, act or omission.

4. Shares Available. The Company is authorized to issue up to 200,000 shares of Common Stock under the Plan (the "Plan Limit"). Such shares of Common Stock may be newly issued shares of Common Stock or reacquired shares of Common Stock held in the treasury of the Company.

5.  Deferral of Director's Fees.

(a)  Deferral Elections.

  (i) General Provisions. Non-Employee Directors may elect to defer all or a specified percentage of their Director's Fees with respect to a Deferral Period in the manner provided in this Section 5. A Non-
Employee Director's Deferred Benefit is at all times nonforfeitable.

  (ii) Deferral Election Forms. Before the Election Date applicable to a Deferral Period, each Non-Employee Director will be provided with a Deferral Election Form and a Beneficiary Designation Form. In order for a Non-Employee Director to participate in the deferral portion of the Plan for a given Deferral Period, a Deferral Election Form, completed and signed by him, must be delivered to the Company on or prior to the applicable Election Date. A Deferral Election Form submitted by a Non-Employee Director for a Deferral Period shall be deemed to be a continuing election for all subsequent Deferral Periods, unless the Employee Director completes and files a subsequent Deferral Election Form with the Company prior to the Election Date applicable to that Deferral Period. A Non-Employee Director electing to participate in the Plan for a given Deferral Period shall indicate on his Deferral Election
Form:

(A) the percentage of the Director's Fees for the Deferral Period to be deferred which shall be in multiples of 10%; and

(B) if the Deferral Election Form is the first such form filed by the Non-Employee Director, the Non-Employee Director's election, in accordance with Sections 5(e) and 5(f), as to the timing and manner of payment of the Deferred Benefits. A Non-Employee Director's election as to the timing and manner of payment of Deferred Benefits in the initial Deferral Election Form shall govern the timing and manner of payment of all subsequent deferrals under the Plan and may not be changed or revoked without the prior written consent of the Executive Committee.

  (iii) Effect of No Deferral Election. A Non-Employee Director who does not have a completed and signed Deferral Election Form on file with the Company on or prior to the applicable Election Date for a Deferral Period may not defer his Director's Fees for such Deferral Period.

(b) Establishment of Deferred Compensation Accounts. A Non-Employee Director's deferrals will be credited to a Deferred Compensation Account set up for that Non-Employee Director by the Company in accordance with the provisions of this Section 5.

(c)  Crediting of Phantom Stock Units to Deferred Compensation Accounts.

  (i) Number of Phantom Stock Units. The portion of the Director's Fees that a Non-Employee Director elects to defer shall be credited to the Deferred Compensation Account as of the last business day of the fiscal quarter in which such portion of the Director's Fees would otherwise have been payable to the Non-Employee Director. The number of Phantom Stock Units to be credited to the Deferred Compensation Account shall be determined by dividing (1) the amount of the Director's Fees deferred over such quarter by (2) the Fair Market Value of a share of Common Stock as of the date of crediting. Any partial Phantom Stock Unit that results from the application of the previous sentence shall be rounded to the nearest whole Phantom Stock Unit.

  (ii) Dividend Equivalents. In the event that the Company pays any cash or other dividend or makes any other distribution in respect of the Common Stock, the Deferred Compensation Account of a Non-Employee Director will be credited with additional Phantom Stock Units determined by dividing (A) the amount of cash, or the value (as determined by the Executive Committee) of any securities or other property, paid or distributed in respect of a corresponding number of shares of Common Stock by (B) the Fair Market Value of a share of Common Stock as of the date of such payment or distribution. Any partial Phantom Stock Unit that results from the application of the previous sentence shall be rounded up to a whole Phantom Stock Unit. Such credit shall be made effective as of the date of the dividend or other distribution in respect of the Common Stock.

  (iii) No Rights as Stockholder. The crediting of Phantom Stock Units to a Non-Employee Director's Deferred Compensation Account shall not confer on the Non-Employee Director any rights as a stockholder of the Company.

(d) Written Statements of Account. The Company will furnish each Non-Employee Director with a statement setting forth the value of such Non-Employee Director's Deferred Compensation Account as of the end of each Deferral Period and all credits to and payments from the Deferred Compensation Account during the Deferral Period. Such statement will be furnished no later than sixty days after the end of the Deferral Period.

(e) Manner of Payment of Deferred Benefit. Payment of the Deferred Benefits shall be in shares of Common Stock. Payment shall be made either in a single lump sum or in a series of five or fewer annual installments. The amount of each installment payment to a Non-Employee Director shall be determined in accordance with the formula B/(N - P), where "B" is the total value of the Deferred Compensation Account as of the installment calculation date, "N" is the number of installments elected by the Non-Employee Director and "P" is the number of installments previously paid to the Non-Employee Director. Any partial unit resulting in the calculation above will be settled in cash.

(f) Commencement of Payment of Deferred Benefit. Payment of a Non-Employee Director's Deferred Benefit shall commence as soon as practicable (but in no event more than sixty days) after the earlier to occur of:

  (i)  termination of service as a member of the Board; and

  (ii) the date specified in the Deferral Election Form executed by the Non- Employee Director.

(g) Death. In the event of a Non-Employee Director's death, the Non-Employee Director's entire Deferred Benefit (including any unpaid portion thereof corresponding to installments not yet paid at the time of death), to the extent not distributed earlier pursuant to Section 5(f), will be distributed in a lump sum to the Non-Employee Director's Beneficiary as soon as practicable after the date of death, but in no event more than six months after the Non-Employee Director's date of death.

(h) Restrictions on Transfer.  The Company shall pay all Deferred
Benefits payable under the Plan only to the Non-Employee Director or (continued)

Beneficiary designated under the Plan to receive such amounts. Neither a Non-Employee Director nor his Beneficiary shall have any right to anticipate, alienate, sell, transfer, assign, pledge, encumber or change any benefits to which he may become entitled under the Plan, and any attempt to do so shall be void. A Deferred Benefit shall not be subject to attachment, execution by levy, garnishment, or other legal or equitable process for a Non-Employee Director's or Beneficiary's debts or other obligations.

6.  Designation of Beneficiary.

(a) Beneficiary Designations. Each Non-Employee Director may designate a Beneficiary to receive any Deferred Benefit due under the Plan on the Non-Employee Director's death by executing a Beneficiary Designation Form.

(b) Change of Beneficiary Designation. A Non-Employee Director may change an earlier Beneficiary designation by executing a later Beneficiary Designation Form and delivering it to the Executive Committee. The execution of a Beneficiary Designation Form and its receipt by the Executive Committee revokes and rescinds any prior Beneficiary Designation Form.

7.  Recapitalization or Reorganization.

(a) Authority of the Company and Stockholders. The existence of the Plan shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks having rights superior to or affecting the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(b) Change in Capitalization. Notwithstanding any other provision of the Plan, in the event of any change in the outstanding Common Stock by reason of a stock dividend, recapitalization, reorganization, merger, consolidation, stock split, combination or exchange of shares (a "Change in Capitalization"): (i) such proportionate adjustments as may be necessary (in the form determined by the Executive Committee in its sole discretion) to reflect such change shall be made to prevent dilution or enlargement of the rights of Non-Employee Directors under the Plan with respect to the aggregate number of shares of Common Stock authorized to be awarded under the Plan, the number of Phantom Stock Units credited to a Non-Employee Director's Deferred Compensation Account, and (ii) the Executive Committee may make such other adjustments, consistent with the foregoing, as it deems appropriate in its sole discretion.

(c) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, all Deferred Benefits credited to the Non-Employee Director's Deferred Compensation Account as of the date of the consummation of a proposed dissolution or liquidation shall be paid in cash to the Non-Employee Director or, in the event of (continued) death of the Non-Employee Director prior to payment, to the Beneficiary thereof on the date of the consummation of such proposed action. The cash amount paid for each Phantom Stock Unit shall be the Fair Market Value of a share of Common Stock as of the date of the consummation of such proposed action.

8.  Termination and Amendment of the Plan.

(a) Termination. Unless terminated earlier in accordance with Section 8(b), the Plan shall terminate on the tenth anniversary of the Effective Date. Following the tenth anniversary of the Effective Date, no further Director's Fees may be deferred by a Non-Employee Director but any amounts deferred prior to the date of such termination shall be paid in accordance with the Deferral Election Form.

(b) General Power of Board. Notwithstanding anything herein to the contrary, the Board may at any time and from time to time terminate, modify, suspend or amend the Plan in whole or in part and settle all Phantom Stock Units in shares of Common Stock; provided, however, that no such termination, modification, suspension or amendment shall be effective without stockholder approval if such approval is required to comply with any applicable law or stock exchange rule; and, provided further, that the Board may not, without stockholder approval, increase the maximum number of shares issuable under the Plan, except as provided in Section 7(b) above.

9.  Miscellaneous.

(a) No Right to Reelection. Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any of its members for reelection by the Company's stockholders, nor confer upon any Non-Employee Director the right to remain a member of the Board for any period of time, or at any particular rate of compensation.

(b)  Unfunded Plan.

  (i) Generally. This Plan is unfunded. Amounts payable under the Plan will be satisfied solely out of the general assets of the Company subject to the claims of the Company's creditors.

  (ii) Deferred Benefits. A Deferred Benefit represents at all times an unfunded and unsecured contractual obligation of the Company and each Non-Employee Director or Beneficiary will be an unsecured creditor of the Company. No Non-Employee Director, Beneficiary or any other person shall have any interest in any fund or in any specific asset of the Company by reason of any amount credited to him hereunder, nor shall any Non-Employee Director, Beneficiary or any other person have any right to receive any distribution under the Plan except as, and to the extent, expressly provided in the Plan. The Company will not segregate any funds or assets for Deferred Benefits or issue any notes or security for the payment of any Deferred Benefits. Any reserve or other asset that the Company may establish or acquire to assure itself of the funds to provide benefits under the Plan shall not serve in any way as security to any Non-Employee Director, Beneficiary or other person for the performance of the Company under the Plan.

(c) Other Compensation Arrangements. Benefits received by a Non-Employee Director pursuant to the provisions of the Plan shall not be included in, nor have any effect on, the determination of benefits under any other arrangement provided by the Company.

(d) Securities Law Restrictions. All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Executive Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission or any exchange upon which the Common Stock is then listed, and any applicable federal or state securities law, and the Executive Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. No shares of Common Stock shall be issued hereunder unless the Company shall have determined that such issuance is in compliance with, or pursuant to an exemption from, all applicable federal and state securities laws.

(e) Expenses. The costs and expenses of administering the Plan shall be borne by the Company.

(f) Applicable Law. Except as to matters of federal law, the Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to conflicts of law principles.

(g) Effective Date. The Plan shall be effective as of the Effective Date, subject to the approval thereof by the stockholders of the Company at the Annual Meeting held on such date.

                               <LOGO>
                    COOPER TIRE & RUBBER COMPANY


                               NOTICE
                   of Annual Meeting of Stockholders
                        and Proxy Statement

                            May 5, 1998

                            IMPORTANT:
     All stockholders are earnestly requested to mark, date, sign and mail promptly the enclosed proxy for which an envelope is provided.

                       COOPER TIRE & RUBBER COMPANY
                       ----------------------------


March 24, 1998



Dear Stockholder:

Enclosed is a Notice of our Annual Meeting on May 5, 1998 and a Proxy Statement describing the business we will conduct at the meeting.

Your vote is important, whatever number of shares you hold. Whether you plan to attend the meeting or not, please remove the proxy form below, complete it and return it in the envelope provided.

Sincerely,


/s/Patrick W. Rooney
--------------------
Patrick W. Rooney
Chairman of the Board, President, Chief Executive Officer


-----------------------------------------------------------------------

  IF THIS PROXY IS PROPERLY EXECUTED AND RETURNED, SHARES REPRESENTED HEREBY WILL BE VOTED. IF A CHOICE IS SPECIFIED, THE SHARES WILL BE VOTED ACCORDINGLY. IF NO INSTRUCTIONS ARE GIVEN AS TO ANY AGENDA ITEM, THEY WILL BE VOTED "FOR" THE ELECTION OF THE LISTED NOMINEES AS DIRECTORS, "FOR" AGENDA ITEMS 2, 3, AND 4, AND "AGAINST" AGENDA ITEM 5.

      AFTER COMPLETING THE REVERSE SIDE OF THIS PROXY FORM, PLEASE SIGN AND DATE BELOW AND RETURN PROMPTLY IN THE ENVELOPE PROVIDED.

Please date and sign exactly as name appears hereon. If any shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator or custodian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.



Signature(s)--------------------------------  Date---------------



Signature(s)--------------------------------  Date---------------

                     COOPER TIRE & RUBBER COMPANY

     This Proxy is Solicited on Behalf of the Board of Directors

   The undersigned hereby appoints J. Fahl, S. C. Kaiman, J. A. Reinhardt, and P. W. Rooney and each of them, Proxies with full power of substitution to attend the Annual Meeting of Stockholders of Cooper Tire & Rubber Company to be held at Urbanski's, 1500 Manor Hill Road, Findlay, Ohio, on May 5, 1998, and any adjournment thereof, and thereat to vote all shares of Common Stock registered in the name of the undersigned at the close of business on March 9, 1998, upon the matters set forth in the notice of said meeting and listed below. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors recommends a vote "FOR" the nominees listed
------------------------------------------------------------------
below, and "FOR" Agenda Items 2, 3, and 4:
-----------------------------------------

1.  Election of Directors      ( ) FOR the nominees listed below:
    ( ) WITHHOLD authority to vote for the nominees listed below:

    Arthur H. Aronson            Byron O. Pond     J. Alec Reinhardt

               (INSTRUCTION:  To withhold authority to vote for an
                individual nominee, write that nominee's name in the space provided here.)


                -----------------------------------------------------

2.  Approval and adoption of the 1998 Incentive Compensation Plan.
    ( ) FOR     ( ) AGAINST     ( ) ABSTAIN

3.  Approval and adoption of the 1998 Employee Stock Option Plan.
    ( ) FOR     ( ) AGAINST     ( ) ABSTAIN

4.  Approval and adoption of the Non-Employee Directors Compensation
    Deferral Plan
    ( ) FOR     ( ) AGAINST     ( ) ABSTAIN

    The Board of Directors recommends a vote "AGAINST" Agenda Item 5.
    -----------------------------------------------------------------

5.  Action on a stockholder proposal.
    ( ) FOR     ( ) AGAINST     ( ) ABSTAIN


      IMPORTANT:  PLEASE SIGN AND DATE THE PROXY ON THE REVERSE SIDE.